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This filing is made pursuant to Rule 424(b)(5)
under the Securities Act of 1933 in connection with
Registration Nos. 333-75066, 333-111086,
333-127949 and 333-127950

Prospectus Supplement to Prospectuses dated January 25, 2002 and February 12, 2004.

5,068,138 Shares

Common Stock

        The common stock is quoted on the Nasdaq National Market under the symbol "AMLN". The last reported sale price of the common stock on August 29, 2005 was $32.66 per share.

        See "Risk Factors" on page S-3 of this prospectus supplement and pages A-2 and B-6 of the accompanying prospectuses to read about factors you should consider before buying shares of the common stock.

        Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectuses. Any representation to the contrary is a criminal offense.

	Per Share	Total
Initial price to public	$31.00	$157,112,278
Underwriting discount (1)	$1.00	$5,068,138
Proceeds, before expenses, to Amylin	$30.00	$152,044,140
  (1)
  In addition, Goldman, Sachs & Co. may receive from purchasers of the shares normal brokerage commissions in amounts agreed upon with such purchasers.

        Goldman, Sachs & Co. expects to deliver the shares against payment in New York, New York on September 1, 2005.

Goldman, Sachs & Co.

Prospectus Supplement dated August 29, 2005.

        This document is in three parts. The first part is the prospectus supplement, which describes the specific terms of the common shares we are offering and also adds to and updates information contained in the accompanying prospectuses and the documents incorporated by reference into the accompanying prospectuses. The second and third parts, the prospectuses, including the documents incorporated by reference therein, provide more general information. Generally, when we refer to this prospectus, we are referring to all parts of this document combined. To the extent there is a conflict between the information contained in the prospectus supplement, on the one hand, and the information contained in the accompanying prospectuses or any document incorporated by reference therein, on the other hand, you should rely on the information in the prospectus supplement.

        You should rely only on the information contained in this prospectus supplement and contained, or incorporated by reference, in the accompanying prospectuses. We have not authorized and the underwriters have not authorized anyone to provide you with information that is different. We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus supplement and contained, or incorporated by reference, in the accompanying prospectuses is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectuses, or of any sale of our common stock. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectuses, including the documents incorporated by reference therein, in making your investment decision. You should also read and consider the information in the documents we have referred you to in the section entitled "Where You Can Find Additional Information" in the accompanying prospectuses.

i

PROSPECTUS SUPPLEMENT SUMMARY

        This summary provides an overview of selected information and does not contain all the information you should consider. You should carefully read both this prospectus supplement, including the information under "Risk Factors," and the accompanying prospectuses together with the additional information described under "Where You Can Find Additional Information" in the accompanying prospectuses before buying securities in this offering. When used in this prospectus supplement, unless otherwise indicated, the terms "we", "our", and "us" refer to Amylin and its subsidiaries.

Amylin Pharmaceuticals, Inc.

        We are a biopharmaceutical company engaged in the discovery, development and commercialization of innovative medicines to improve the lives of people with diabetes, obesity and cardiovascular disease. We have two approved products, BYETTA™ (exenatide) injection, and SYMLIN® (pramlintide acetate) injection, both of which were commercially launched in the United States during the second quarter of 2005.

        BYETTA is the first and only approved medicine in a new class of compounds called incretin mimetics. We began selling BYETTA in the United States in June 2005 after receiving approval from the FDA in April 2005 to market BYETTA as adjunctive therapy to improve glycemic control in patients with type 2 diabetes who are taking metformin and/or a sulfonylurea, two common oral therapies, but have not achieved adequate glycemic control.

        We have a global development and commercialization agreement for exenatide, including BYETTA and any sustained-release formulations of BYETTA, including exenatide LAR, with Eli Lilly and Company. Under the terms of the agreement, operating profits in the United States are shared equally and operating profits outside of the United States are split 80% to Lilly and 20% to us.

        SYMLIN is the first and only approved medicine in a new class of compounds called amylinomimetics. We began selling SYMLIN in the United States in April 2005 after receiving approval from the FDA in March 2005 to market SYMLIN as adjunctive therapy to mealtime insulin to treat diabetes.

        We have a fully staffed field force of approximately 400 people dedicated to marketing BYETTA and SYMLIN in the United States. Lilly is also co-promoting BYETTA in the United States utilizing one of its existing sales forces. In addition to our sales force, our field force includes a managed care organization actively working with managed care and government payor groups for reimbursement of BYETTA and SYMLIN and a medical science organization supporting broad medical education programs for both products. Lilly has primary responsibility for developing and commercializing BYETTA, including any sustained release formulations of BYETTA, outside of the United States.

        In addition to our marketed products we have a pipeline including a Phase 2 program for each of the therapeutic areas of diabetes, obesity and cardiovascular disease. Additionally, we have an early stage program and maintain a discovery research program focused on peptide therapeutics and are actively seeking to in-license additional drug candidates.

        Our principal executive offices are located at 9360 Towne Centre Drive, Suite 110, San Diego, CA 92121, and our telephone number is (858) 552-2200. We were incorporated in Delaware in September 1987. We maintain a website at www.amylin.com. The reference to our worldwide web address does not constitute incorporation by reference of the information contained on our website. Our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, our Current Reports on Form 8-K and all amendments to those reports that we file with the Securities and Exchange Commission, or SEC, are currently available free of charge to the general public through our website at www.amylin.com. These reports are accessible on our website at a reasonably practicable time after being filed with the SEC.

THE OFFERING

Common stock offered	5,068,138 shares
Common stock to be outstanding after this offering	109,779,508 shares
Use of proceeds
To continue to commercialize our approved products, fund the development of our Phase 2 product candidates and other pipeline candidates, increase our research and development activities, establish additional manufacturing sources and inventory, fund other operating expenses, fund potential acquisitions of complementary technologies or businesses, and for other general corporate purposes. See "Use of Proceeds."
Risk Factors	You should read the "Risk Factors" section of this prospectus supplement for a discussion of factors to consider before deciding to purchase shares of our common stock.
Nasdaq National Market symbol	AMLN

        The number of shares to be outstanding after this offering is based on 104,711,370 shares outstanding as of August 26, 2005 and excludes:

  •
  15,891,156 shares of common stock issuable upon the exercise of stock options outstanding under our stock option plans at a weighted average exercise price of $16.31 per share and 4,628,841 additional shares of common stock reserved for issuance under our stock option plans;

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  1,625,950 shares of common stock issuable upon exercise of outstanding warrants at a weighted average exercise price of $11.91 per share;

  •
  560,176 shares reserved for future issuance under our employee stock purchase plan;

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  451,971 shares reserved for future issuance under our 401(k) plan; and

  •
  5,377,155 shares of common stock issuable upon conversion of our 2.25% convertible senior notes due 2008 at a conversion price of approximately $32.55 per share, and 5,822,340 shares of common stock issuable upon conversion of our 2.5% convertible senior notes due in 2011 at a conversion price of approximately $34.35 per share.

RISK FACTORS

        An investment in our securities is risky. Prior to making a decision about investing in our securities, you should carefully consider the specific risks discussed under "Risk Factors" in both this prospectus supplement and the accompanying prospectuses, together with all of the other information contained in this prospectus supplement and the accompanying prospectuses or incorporated by reference in the accompanying prospectuses. The risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties not presently known to us, or that currently do not appear material to us, may also harm our business. If any of the risks or uncertainties described below or any such additional risks and uncertainties actually occur, our business, results of operations and financial condition could be materially and adversely affected. In that case, the trading price of the securities being offered by this prospectus supplement and the accompanying prospectuses could decline, and you might lose all or part of your investment.

        Keep these risk factors in mind when you read forward-looking statements contained elsewhere or incorporated by reference in this prospectus. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as "anticipate," "estimate," "plan," "project," "continuing," "ongoing," "expect," "will," "could," "may," "management believes," "we believe," "we intend" and similar words or phrases. Accordingly, these statements involve estimates, assumptions and uncertainties which could cause actual results to differ materially from those expressed in them.

Risks Related to Our Business

        We have a history of operating losses, anticipate future losses, and may never become profitable.

        We have experienced significant operating losses since our inception in 1987, including losses of approximately $70.2 million for the six months ended June 30, 2005, $157.2 million in 2004 and $122.8 million in 2003. As of June 30, 2005, we had an accumulated deficit of approximately $868 million. The extent of our future losses and the timing of potential profitability are highly uncertain, and we may never achieve profitable operations. We have been engaged in discovering and developing drugs since inception, which has required, and will continue to require, significant research and development expenditures. We have derived substantially all of our revenues to date from development funding, fees and milestone payments under collaborative agreements and from interest income. While we recently received FDA approval for the marketing of BYETTA and SYMLIN, we may not succeed in commercializing these drugs, or any other drug candidate. We may incur substantial operating losses for at least the next few years, and we expect that our losses may increase as we continue to expand our commercial function in the immediate future for BYETTA and SYMLIN and our research and development activities for the other drug candidates in our development pipeline. These losses, among other things, have had and will have an adverse effect on our stockholders' equity and working capital. To achieve profitable operations, we, alone or with others, must successfully commercialize BYETTA and SYMLIN and develop, manufacture, obtain required regulatory approvals and commercialize our drug candidates. If we become profitable, we may not remain profitable.

        We will require future capital and are uncertain of the availability or terms of additional funding, and if additional capital is not available or not available on acceptable terms, we may have to reduce the size of our operations.

        We must continue to find sources of capital in order to successfully commercialize BYETTA and SYMLIN and to complete the development and commercialization of our drug candidates. Our future capital requirements will depend on many factors, including:

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  the costs of marketing and selling BYETTA and SYMLIN;

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  our ability, and the ability of any partner, to effectively market, sell and distribute BYETTA and SYMLIN;

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  the costs of manufacturing BYETTA, SYMLIN and our drug candidates;

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  the continuation of our collaboration with Lilly for the commercialization of BYETTA and the further development of sustained-release formulations of BYETTA, including exenatide LAR;

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  our ability to meet milestone objectives under our collaboration with Lilly;

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  our access to loan amounts under our collaboration with Lilly;

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  progress with our preclinical studies and clinical trials;

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  the time and costs involved in obtaining regulatory approvals for the marketing of any of our drug candidates;

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  scientific progress in our other research programs and the magnitude of these programs;

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  our ability to establish one or more marketing, distribution or other commercialization arrangements for SYMLIN or our drug candidates;

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  the cost of any potential licenses or acquisitions;

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  the costs involved in preparing, filing, prosecuting, maintaining and enforcing patents or defending ourselves against competing technological and market developments; and

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  the potential need to repay existing indebtedness.

        You should be aware that:

  •
  we may not be able to obtain additional financial resources in the necessary time frame or on terms favorable to us, if at all;

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  any available additional financing may not be adequate; and

  •
  we may be required to use a portion of future financing to repay existing indebtedness to our current or future creditors.

        In the event we are unable to obtain additional financing on acceptable terms, we may have to delay, scale back or eliminate one or more of our development or commercialization programs, or obtain funds by entering into more arrangements with collaborative partners or others that may require us to relinquish rights to certain of our drug candidates or technologies that we would not otherwise relinquish.

        Contingent on certain events, Lilly will allow us to borrow up to $110 million under a loan agreement in order to fund a portion of our development and commercialization costs for BYETTA. With the FDA approval of BYETTA, $72.5 million of this facility is now available to us. If we incur any debt under the Lilly loan agreement, it will be secured debt and will become due beginning May 26, 2006, the first anniversary of the initial commercial launch of BYETTA.

        We began selling, marketing and distributing our first products, BYETTA and SYMLIN, in 2005 and we will depend heavily on the success of those products in the marketplace.

        Prior to approval of BYETTA and SYMLIN, we never sold our own products. Our ability to generate product revenue in the foreseeable future will depend solely on the commercialization of these products. The successful commercialization of BYETTA and SYMLIN will depend on many factors, including the following:

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  acceptance of these first-in-class medicines by the medical community, by patients receiving therapy and by third party payors;

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  a satisfactory efficacy and safety profile as demonstrated in a broad patient population;

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  supplying sufficient quantities of the products to meet demand;

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  successfully building and sustaining manufacturing capacity to meet future demand;

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  the competitive landscape for approved and developing therapies that will compete with our products; and

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  our ability to expand the indications for which we can market our products.

        If we encounter safety issues with BYETTA or SYMLIN or any other drugs we market or fail to comply with extensive continuing regulations enforced by domestic and foreign regulatory authorities, it could cause us to discontinue marketing those drugs, reduce our revenues and harm our ability to generate future revenues, which would negatively impact our financial position.

        BYETTA and SYMLIN, in addition to any other of our drug candidates that may be approved by the FDA, will be subject to continual review by the FDA, and we cannot assure you that newly discovered or developed safety issues will not arise following any regulatory approval. With the use of any of our marketed drugs by a wide patient population, serious adverse events may occur from time to time that initially do not appear to relate to the drug itself, and only if the specific event occurs with some regularity over a period of time, does the drug become suspect as having a causal relationship to the adverse event. Any safety issues could cause us to suspend or cease marketing of our approved drug candidates, possibly subject us to substantial liabilities, and adversely affect our ability to generate revenues and our financial condition.

        Moreover, the marketing of our approved products will be subject to extensive regulatory requirements administered by the FDA and other regulatory bodies, including adverse event reporting requirements and the FDA's general prohibition against promoting products for unapproved uses. The manufacturing facilities for our approved products are also subject to continual review and periodic inspection and approval of manufacturing modifications. Manufacturing facilities that manufacture drug products for the U.S. market are subject to biennial inspections by the FDA and must comply with the FDA's current Good Manufacturing Practices (cGMP) regulations. The FDA stringently applies regulatory standards for manufacturing. Failure to comply with any of these post-approval requirements can, among other things, result in warning letters, product seizures, recalls, fines, injunctions, suspensions or revocations of marketing licenses, operating restrictions and criminal prosecutions. Any of these enforcement actions, any unanticipated changes in existing regulatory requirements or the adoption of new requirements, or any safety issues that arise with any approved products, could adversely affect our ability to market products and generate revenues and thus adversely affect our ability to continue our business.

        The manufacturers of our products and drug candidates also are subject to numerous federal, state and local laws relating to such matters as safe working conditions, manufacturing practices, environmental protection, fire hazard control and hazardous substance disposal. In the future, our manufacturers may incur significant costs to comply with those laws and regulations, which could increase our manufacturing costs and reduce our ability to operate profitably.

        Our ability to generate revenues will be diminished if we fail to obtain acceptable prices or an adequate level of reimbursement for our products from third-party payors.

        The requirements governing product licensing, pricing and reimbursement vary widely from country to country. Some countries require approval of the sale price of a drug before it can be marketed. In many countries, the pricing review period begins after product licensing approval is granted. As a result, we may obtain regulatory approval for a product in a particular country, but then be subject to price regulations that reduce our revenues from the sale of the product. Also, in some foreign markets, pricing of prescription pharmaceuticals is subject to continuing governmental control even after initial marketing approval. With respect to BYETTA, SYMLIN, or any other potential drug candidates, we cannot be certain that the products will be considered cost effective and that reimbursement will be available or will be sufficient to allow us to sell the products on a competitive basis.

        The continuing efforts of government, private health insurers, and other third-party payors to contain or reduce the costs of health care through various means, including efforts to increase the amount of patient co-pay obligations, may limit our commercial opportunity. In the United States, we expect that there will continue to be a number of federal and state proposals to implement government control over the pricing of prescription pharmaceuticals. In addition, increasing emphasis on managed care in the United States will continue to put pressure on the rate of adoption and pricing of pharmaceutical products.

        Significant uncertainty exists as to the reimbursement status of newly approved health care products such as BYETTA and SYMLIN. Third-party payors, including Medicare, are challenging the prices charged for medical products and services. Government and other third-party payors increasingly are attempting to contain health care costs by limiting both coverage and the level of reimbursement for new drugs and by refusing, in some cases, to provide coverage for uses of approved products for disease indications for which the FDA has not granted labeling approval. Third-party insurance coverage may not be available to patients for BYETTA and/or SYMLIN or any other products we discover and develop. If government and other third-party payors do not provide adequate coverage and reimbursement levels for our products, the market acceptance of these products may be reduced.

        We do not manufacture our own drug candidates and may not be able to obtain adequate supplies, which could cause delays or reduce profit margins.

        The manufacturing of sufficient quantities of new and/or approved drug candidates is a time-consuming and complex process. We have no manufacturing capabilities. In order to continue to develop our drug candidates, apply for regulatory approvals and successfully commercialize our products, including BYETTA and SYMLIN, we need to contract or otherwise arrange for the necessary manufacturing.

        There are a limited number of manufacturers that operate under the FDA's cGMP regulations capable of manufacturing for us. If we are not able to arrange for and maintain third-party manufacturing on commercially reasonable terms, or we lose one of our sole source suppliers used for some components of our manufacturing processes for our products or drug candidates, we may not be able to complete development of our drug candidates or market them or our approved products on a timely basis, if at all.

        Reliance on third-party manufacturers limits our control regarding certain aspects of the manufacturing process and therefore exposes us to a variety of significant risks, including, but not limited to, risks to our ability to commercialize our products or conduct clinical trials, risks of reliance on the third-party for regulatory compliance and quality assurance, third-party refusal to supply on a long-term basis, the possibility of breach of the manufacturing agreement by the third-party and the possibility of termination or non-renewal of the agreement by the third-party, based on its business priorities, at a time that is costly or inconvenient for us. If any of these risks occur, our product supply will be interrupted resulting in lost or delayed revenues and delayed clinical trials.

        If any of our existing or future manufacturers cease to manufacture or are otherwise unable to timely deliver sufficient quantities of BYETTA or SYMLIN, our ability to successfully commercialize and bring these drug candidates to market will be diminished. Likewise, if any of our existing or future manufacturers cease to manufacture or are otherwise unable to timely deliver sufficient quantities of BYETTA, SYMLIN, exenatide LAR or our other drug candidates, in either bulk or dosage form, or other product components, including pens for the delivery of these products, we may need to engage additional manufacturers, so that we will be able to continue our development and commercialization efforts for these drug candidates. The cost and time to establish these new manufacturing facilities would be substantial. As a result, using a new manufacturer could disrupt our ability to supply our products and/or reduce our profit margins. Any delay or disruption in the manufacturing of bulk product, the dosage form of our products or other product components, including pens for delivery of our products, could harm our ability to generate product sales and harm our reputation in the medical and patient communities.

        We have entered into agreements with Bachem California and Mallinckrodt, Inc. for the long term supply of bulk exenatide. We have long-term agreements with CP Pharmaceuticals Ltd., a subsidiary of Wockhardt Ltd., and Baxter Pharmaceutical Solutions LLC, a subsidiary of Baxter, Inc., for the dosage form of BYETTA in cartridges. We have an agreement with Lilly to supply pens for delivery of BYETTA in cartridges. We have long-term agreements with Bachem and UCB S.A. for the commercial manufacture of bulk pramlintide acetate, the active ingredient contained in SYMLIN and used in our AC137 development program. We have a long-term contract with Baxter for the dosage form of SYMLIN in vials. We have a long-term agreement with CP Pharmaceuticals for the dosage form of SYMLIN in cartridges and are working with a manufacturer, Ypsomed AG, for the manufacture of pens for delivery of SYMLIN in cartridges. These manufacturers may not be able to make the transition to commercial production. We have not produced BYETTA or SYMLIN for commercial use for a sustained period of time. As such, we may encounter additional unforeseeable risks as we develop familiarity and experience with regard to manufacturing our products. While we believe that business relations between us and our manufacturers are generally good, we cannot predict whether any of the manufacturers that we may use will meet our requirements for quality, quantity or timeliness for the manufacture of bulk exenatide or pramlintide acetate, dosage form of BYETTA or SYMLIN, or pens. Therefore, we may not be able to obtain supplies of products with acceptable quality, on acceptable terms or in sufficient quantities, if at all. Our dependence on third parties for the manufacture of products may also reduce our gross profit margins and our ability to develop and deliver products in a timely manner.

        Competition in the biotechnology and pharmaceutical industries may result in competing products, superior marketing of other products and lower revenues or profits for us.

        There are many companies that are seeking to develop products and therapies for the treatment of diabetes and other metabolic disorders. Our competitors include multinational pharmaceutical and chemical companies, specialized biotechnology firms and universities and other research institutions. A number of our largest competitors, including AstraZeneca, Bristol-Myers Squibb, Sanofi-Aventis, Lilly, GlaxoSmithKline, Merck & Co., Novartis, Novo Nordisk, Pfizer and Takeda Pharmaceuticals, are pursuing the development or marketing of pharmaceuticals that target the same diseases that we are targeting, and it is possible that the number of companies seeking to develop products and therapies for the treatment of diabetes, obesity, cardiovascular disease and other metabolic disorders will increase. Many of our competitors have substantially greater financial, technical, human and other resources than we do and may be better equipped to develop, manufacture and market technologically superior products. In addition, many of these competitors have significantly greater experience than we do in undertaking preclinical testing and human clinical studies of new pharmaceutical products and in obtaining regulatory approvals of human therapeutic products. Accordingly, our competitors may succeed in obtaining FDA approval for superior products. Furthermore, now that we have received FDA approval for BYETTA and SYMLIN, we may also be competing against other companies with respect to our manufacturing and product distribution efficiency and sales and marketing capabilities, areas in which we have limited or no experience as an organization.

        Our initial target patient population for BYETTA is people with diabetes who have not achieved adequate glycemic control using metformin or a sulfonylurea, two common oral therapies. Our target population for SYMLIN is people with diabetes whose therapy includes multiple mealtime insulin injections daily. Other products are currently in development or exist in the market that may compete directly with the products that we are developing or marketing. Various products are available to treat type 2 diabetes, including:

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  sulfonylureas;

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  metformin;

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  insulin;

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  glinides;

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  PPARS;

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  alpha-glucosidase inhibitors; and

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  thiazolidinediones (TZDs).

        In addition, several companies are developing various approaches to improve treatments for type 1 and type 2 diabetes. We cannot predict whether our products will have sufficient advantages to cause health care professionals to adopt them over other products or that our products will offer an economically feasible alternative to other products. Our products could become obsolete before we recover expenses incurred in developing these products.

        We are subject to "fraud and abuse" and similar laws and regulations, and a failure to comply with such regulations or prevail in any litigation related to noncompliance could harm our business.

        Upon approval of BYETTA and SYMLIN by the FDA, we became subject to various health care "fraud and abuse" laws, such as the Federal False Claims Act, the federal anti-kickback statute and other state and federal laws and regulations. Pharmaceutical companies have faced lawsuits and investigations pertaining to violations of these laws and regulations. We cannot guarantee that measures that we have taken to prevent such violations, including our corporate compliance program, will protect us from future violations, lawsuits or investigations. If any such actions are instituted against us, and we are not successful in defending ourselves or asserting our rights, those actions could have a significant impact on our business, including the imposition of significant fines or other sanctions.

        We are substantially dependent on our collaboration with Lilly for the development and commercialization of BYETTA and dependent on Lilly and Alkermes, Inc. for the development of exenatide LAR.

        We have entered into collaborative arrangements with Lilly, who currently markets diabetes therapies and is developing additional diabetes drug candidates, to commercialize BYETTA and further develop sustained-release formulations of BYETTA, including exenatide LAR. We entered into this collaboration in order to:

  •
  fund some of our research and development activities;

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  assist us in seeking and obtaining regulatory approvals; and

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  assist us in the successful commercialization of BYETTA and exenatide LAR.

        In general, we cannot control the amount and timing of resources that Lilly may devote to our collaboration. If Lilly fails to assist in the further development of exenatide LAR or the commercialization of BYETTA, or if Lilly's efforts are not effective, our business may be negatively affected. We are primarily relying on Lilly to obtain regulatory approvals outside the United States for BYETTA and exenatide LAR. Our collaboration with Lilly may not continue or result in successfully commercialized drugs. Lilly can terminate our collaboration at any time upon 60 days notice. If Lilly ceased funding and/or developing and commercializing BYETTA or sustained-release formulations of BYETTA, we would have to seek additional sources for funding and may have to delay, reduce or eliminate one or more of our development programs for these compounds. We are also dependent on

Alkermes for the development of exenatide LAR. If Alkermes technology is not successfully developed to effectively deliver exenatide, or Alkermes does not devote sufficient resources to the collaboration, our efforts to develop sustained release formulations of exenatide could be delayed or curtailed.

        If our patents are determined to be unenforceable or if we are unable to obtain new patents based on current patent applications or for future inventions, we may not be able to prevent others from using our intellectual property.

        We own or hold exclusive rights to many issued U.S. patents and pending U.S. patent applications related to the development and commercialization of exenatide, including BYETTA and exenatide LAR, SYMLIN and our other drug candidates. These patents and applications cover composition-of-matter, medical indications, methods of use, formulations and other inventive results. We do not have a composition-of-matter patent covering exenatide. We do have issued and pending applications for formulations of BYETTA and exenatide LAR. We also own or hold exclusive rights to various foreign patent applications that correspond to issued U.S. patents or pending U.S. patent applications.

        Our success will depend in part on our ability to obtain patent protection for our products and drug candidates and technologies both in the United States and other countries. We cannot guarantee that any patents will issue from any pending or future patent applications owned by or licensed to us. Alternatively, a third party may successfully circumvent our patents. Our rights under any issued patents may not provide us with sufficient protection against competitive products or otherwise cover commercially valuable products or processes. In addition, because patent applications in the United States are maintained in secrecy for eighteen months after the filing of the applications, and publication of discoveries in the scientific or patent literature often lag behind actual discoveries, we cannot be sure that the inventors of subject matter covered by our patents and patent applications were the first to invent or the first to file patent applications for these inventions. In the event that a third party has also filed a patent on a similar invention, we may have to participate in interference proceedings declared by the U.S. Patent and Trademark Office to determine priority of invention, which could result in a loss of our patent position. Furthermore, we may not have identified all U.S. and foreign patents that pose a risk of infringement.

        Litigation regarding patents and other proprietary rights may be expensive, cause delays in bringing products to market and harm our ability to operate.

        Our success will depend in part on our ability to operate without infringing the proprietary rights of third parties and preventing others from infringing our patents. Challenges by pharmaceutical companies against the patents of competitors are common. Legal standards relating to the validity of patents covering pharmaceutical and biotechnological inventions and the scope of claims made under these patents are still developing. As a result, our ability to obtain and enforce patents is uncertain and involves complex legal and factual questions. Third parties may challenge, in courts or through patent office proceedings, or infringe upon, existing or future patents. In the event that a third party challenges a patent, a court or patent office may invalidate the patent or determine that the patent is not enforceable. Proceedings involving our patents or patent applications or those of others could result in adverse decisions about:

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  the patentability of our inventions, products and drug candidates; and/or

  •
  the enforceability, validity or scope of protection offered by our patents.

        The manufacture, use or sale of any of our products or drug candidates may infringe on the patent rights of others. If we are unable to avoid infringement of the patent rights of others, we may be required to seek a license, defend an infringement action or challenge the validity of the patents in court. Patent litigation is costly and time consuming. We may not have sufficient resources to bring these actions to a successful conclusion. In addition, if we do not obtain a license, develop or obtain non-infringing technology, fail to successfully defend an infringement action or have infringing patents declared invalid, we may:

  •
  incur substantial monetary damages;

  •
  encounter significant delays in bringing our drug candidates to market; and/or

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  be precluded from participating in the manufacture, use or sale of our products or drug candidates or methods of treatment requiring licenses.

        Our business has a substantial risk of product liability claims, and insurance may be expensive or unavailable.

        Our business exposes us to potential product liability risks that are inherent in the testing, manufacturing and marketing of human therapeutic products. Product liability claims could result in the imposition of substantial liability on us, a recall of products, or a change in the indications for which they may be used. We currently have limited product liability insurance. We cannot assure you that our insurance will provide adequate coverage against potential liabilities. Furthermore, product liability insurance is becoming increasingly expensive. As a result, we may not be able to maintain current amounts of insurance coverage, obtain additional insurance or obtain insurance at a reasonable cost or in sufficient amounts to protect against losses that could have a material adverse effect on us.

        Delays in the conduct or completion of our clinical trials, the analysis of the data from our clinical trials, or our manufacturing scale-up activities may result in delays in our planned filings for regulatory approvals, and may adversely affect our ability to enter into new collaborative arrangements.

        We cannot predict whether we will encounter problems with any of our completed, ongoing or planned clinical studies that will cause us or regulatory authorities to delay or suspend our ongoing clinical studies, delay or suspend planned clinical studies, or delay the analysis of data from our completed or ongoing clinical studies. We also cannot predict whether we will encounter delays or an inability to create manufacturing processes for drug candidates that allow us to produce drug product in large enough quantities to be economical, otherwise known as manufacturing scale-up. If the results of our ongoing or planned clinical studies for our drug candidates are not available when we expect or if we encounter any delay in the analysis of data from our clinical studies or if we encounter delays in our ability to scale-up our manufacturing processes:

  •
  we may be unable to complete our Phase 2 programs for exenatide LAR, AC2592 or AC137;

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  we may have to delay or terminate our planned filings for regulatory approval;

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  we may not have the financial resources to continue research and development of any of our drug candidates; and

  •
  we may not be able to enter into additional collaborative arrangements;

        In addition, Lilly may terminate our collaboration for the development and commercialization of BYETTA and sustained-release formulations of exenatide at any time on 60 days' notice. Moreover, if the FDA does not accept for filing a new drug application for a sustained-release formulation of exenatide by December 31, 2007, Lilly will have the right to convert a portion of future milestone payments that we may receive under our collaboration into shares of our common stock at a conversion price equal to the fair market value of our common stock at the time of any such conversion.

        Any of the following could delay the completion of our ongoing and planned clinical studies:

  •
  ongoing discussions with the FDA or comparable foreign authorities regarding the scope or design of our clinical trials;

  •
  delays in enrolling volunteers;

  •
  lower than anticipated retention rate of volunteers in a clinical trial;

  •
  negative results of clinical studies;

  •
  insufficient supply or deficient quality of drug candidate materials or other materials necessary for the performance of clinical trials;

  •
  our inability to reach agreement with Lilly regarding the scope, design, conduct or costs of clinical trials with respect to sustained-release formulations of BYETTA; or

  •
  serious side effects experienced by study participants relating to a drug candidate.

        We may be unable to obtain regulatory clearance to market our drug candidates in the United States or foreign countries on a timely basis, or at all.

        Our drug candidates are subject to extensive government regulations related to development, clinical trials, manufacturing and commercialization. The process of obtaining FDA and other regulatory approvals is costly, time-consuming, uncertain and subject to unanticipated delays. Regulatory authorities may refuse to approve an application for approval of a drug candidate if they believe that applicable regulatory criteria are not satisfied. Regulatory authorities may also require additional testing for safety and efficacy. Moreover, if the FDA grants regulatory approval of a product, the approval may be limited to specific indications or limited with respect to its distribution, and expanded or additional indications for approved drugs may not be approved, which could limit our revenues. Foreign regulatory authorities may apply similar limitations or may refuse to grant any approval.

        The data collected from our clinical trials may not be sufficient to support initial approval of our drug candidates or additional or expanded indications by the FDA or any foreign regulatory authorities. Biotechnology stock prices have declined significantly in certain instances where companies have failed to meet expectations with respect to FDA approval or the timing for FDA approval. If the FDA's response is delayed or not favorable for any of our drug candidates, our stock price could decline significantly.

        Moreover, manufacturing facilities operated by the third-party manufacturers with whom we may contract to manufacture our unapproved drug candidates may not pass an FDA or other regulatory authority preapproval inspection. Any failure or delay in obtaining these approvals could prohibit or delay us or any of our business partners from marketing these drug candidates.

        Consequently, even if we believe that preclinical and clinical data are sufficient to support regulatory approval for our drug candidates, the FDA and foreign regulatory authorities may not ultimately approve our drug candidates for commercial sale in any jurisdiction. If our drug candidates are not approved, our ability to generate revenues may be limited and our business will be adversely affected.

        Our ability to enter into and maintain third-party relationships is important to our successful development and commercialization of BYETTA, SYMLIN, and our other drug candidates and our potential profitability.

        To market any of our products in the United States or elsewhere, we must develop internally or obtain access to sales and marketing forces with technical expertise and with supporting distribution capability in the relevant geographic territory. With respect to sales, marketing and distribution outside the United States, we will be substantially dependent on Lilly for activities relating to BYETTA and sustained-release formulations of BYETTA, including exenatide LAR. We believe that we will likely need to enter into marketing and distribution arrangements with third parties for, or find a corporate partner who can provide support for, the development and commercialization of SYMLIN or our other drug candidates outside the United States. We may also enter into arrangements with third parties for the commercialization of SYMLIN or any of our other drug candidates within the United States. With respect to BYETTA and, if approved, exenatide LAR, Lilly will be co-promoting within the United States. If Lilly ceased commercializing BYETTA or, if approved, exenatide LAR for any reason, we would likely need to either enter into a marketing and distribution arrangement with a third party for those products or significantly increase our internal sales and commercialization infrastructure.

        We may not be able to enter into marketing and distribution arrangements or find a corporate partner for SYMLIN or our other drug candidates. If we are not able to enter into a marketing or distribution arrangement or find a corporate partner who can provide support for commercialization of our drug candidates as we deem necessary, we may not be able to successfully perform these marketing or distribution activities. Moreover, any new marketer or distributor or corporate partner for our drug candidates, including Lilly, with whom we choose to contract may not establish adequate sales and distribution capabilities or gain market acceptance for our products, if any.

        We have a significant amount of indebtedness. We may not be able to make payments on our indebtedness, and we may incur additional indebtedness in the future, which could adversely affect our operations.

        We have substantial indebtedness outstanding and have the potential borrowing capacity under our collaboration with Lilly of up to $110 million. In June and July 2003, we issued $175 million of 2.25% convertible senior notes due 2008. In April 2004, we issued $200 million of 2.50% convertible senior notes due 2011. Our ability to make payments on our debt, including the notes, will depend on our future operating performance and ability to generate cash and may also depend on our ability to obtain additional debt or equity financing. During each of the last five years, our operating cash flows were negative and insufficient to cover our fixed charges. We may need to use our cash to pay principal and interest on our debt, thereby reducing the funds available to fund our research and development programs, strategic initiatives and working capital requirements. Our ability to generate sufficient operating cash flow to service our indebtedness, including the notes, and fund our operating requirements will depend on our ability, alone or with others, to successfully develop, manufacture, obtain required regulatory approvals for and market our drug candidates, as well as other factors, including general economic, financial, competitive, legislative and regulatory conditions, some of which are beyond our control. Our debt service obligations increase our vulnerabilities to competitive pressures, because many of our competitors are less leveraged than we are. If we are unable to generate sufficient operating cash flow to service our indebtedness and fund our operating requirements, we may be forced to reduce our development programs, sell assets or seek additional debt or equity financing, which may not be available to us on satisfactory terms or at all. Our level of indebtedness may make us more vulnerable to economic or industry downturns. If we incur new indebtedness, the risks relating to our business and our ability to service our indebtedness will intensify.

        We may be required to redeem our convertible senior notes upon a designated event.

        Holders of our 2.25% convertible senior notes due 2008 and our 2.50% convertible senior notes due 2011 may require us to redeem all or any portion of their notes upon the occurrence of certain designated events which generally involve a change in control of our company. We may not have sufficient cash funds to redeem the notes upon a designated event. We may elect, subject to certain conditions, to pay the redemption price in our common stock or a combination of cash and our common stock. We may be unable to satisfy the requisite conditions to enable us to pay some or all of the redemption price in our common stock. In addition, although there are currently no restrictions on our ability to pay the redemption price under our existing debt agreements, future debt agreements may prohibit us from repaying the redemption price in either cash or common stock. If we are prohibited from redeeming the notes, we could seek consent from our lenders to redeem the notes. If we are unable to obtain their consent, we could attempt to refinance the notes. If we were unable to obtain a consent or refinance, we would be prohibited from redeeming the notes. If we were unable to redeem the notes upon a designated event, it would result in an event of default under the indentures governing the notes. An event of default under the indentures could result in a further event of default under our other then-existing debt. In addition, the occurrence of a designated event may be an event of default under our other debt.

        If our research and development programs fail to result in additional drug candidates, our ability to generate revenue will be substantially limited.

        Our research and development programs for drug candidates are at an early stage and will require significant research, development, preclinical and clinical testing, manufacturing scale-up activities, regulatory approval and/or commitments of resources before commercialization. We cannot predict whether our research will lead to the discovery of any additional drug candidates that could generate revenues for us.

        Our future success depends on our ability to retain our chief executive officer and other key executives and to attract, retain and motivate qualified personnel.

        We are highly dependent on Ginger L. Graham, our President and Chief Executive Officer, and the other principal members of our executive and scientific teams. The loss of the services of any of these persons might impede the achievement of our research, development and commercialization objectives. Recruiting and retaining qualified sales, marketing, scientific and other personnel and consultants will also be critical to our success. We may not be able to attract and retain these personnel and consultants on acceptable terms given the competition between numerous pharmaceutical and biotechnology companies. We do not maintain "key person" insurance on any of our employees.

        We may be unable to adequately prevent disclosure of trade secrets and other proprietary information.

        In order to protect our proprietary technology and processes, we rely in part on confidentiality agreements with our corporate partners, employees, consultants, outside scientific collaborators and sponsored researchers and other advisors. These agreements may not effectively prevent disclosure of confidential information and may not provide an adequate remedy in the event of unauthorized disclosure of confidential information. In addition, others may independently discover trade secrets and proprietary information. Costly and time-consuming litigation could be necessary to enforce and determine the scope of our proprietary rights, and failure to obtain or maintain trade secret protection could adversely affect our competitive business position.

        Our activities involve the use of hazardous materials, which subject us to regulation, related costs and delays and potential liabilities.

        Our research and development involves the controlled use of hazardous materials, chemicals and various radioactive compounds. Although we believe that our safety procedures for handling and disposing of these materials comply with the standards prescribed by state and federal regulations, the risk of accidental contamination or injury from these materials cannot be eliminated. If an accident occurs, we could be held liable for resulting damages, which could be substantial. We are also subject to numerous environmental, health and workplace safety laws and regulations, including those governing laboratory procedures, exposure to blood-borne pathogens and the handling of biohazardous materials. Additional federal, state and local laws and regulations affecting our operations may be adopted in the future. We may incur substantial costs to comply with, and substantial fines or penalties if we violate, any of these laws or regulations.

        We are exposed to potential risks from recent legislation requiring companies to evaluate internal controls over financial reporting.

        The Sarbanes-Oxley Act requires that we report annually on the effectiveness of our internal controls over financial reporting. Among other things, we must perform systems and processes evaluation and testing. We must also conduct an assessment of our internal controls to allow management to report on, and our independent registered public accounting firm to attest to, our assessment of our internal controls over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act. These requirements became effective for the first time for our fiscal year ended December 31, 2004, and neither we nor our independent registered public accounting firm had previously performed an evaluation of our internal controls over financial reporting under these new rules. In connection with our Section 404 compliance efforts, we have incurred or expended, and expect to continue to incur or expend, substantial accounting and other expenses and significant management time and resources. We have implemented certain remediation activities resulting from our ongoing assessment of internal controls over financial reporting. Our future assessment, or the future assessments by our independent registered public accounting firm, may reveal material weaknesses in our internal controls. If material weaknesses are identified in the future we would be required to conclude that our internal controls over financial reporting are ineffective and we could be subject to sanctions or investigations by the SEC, the Nasdaq National Market or other regulatory authorities, which would require additional financial and management resources and could adversely affect the market price of our common stock.

Risks Related to this Offering and Ownership of Our Common Stock

        We have implemented anti-takeover provisions that could discourage or prevent an acquisition of our company, even if the acquisition would be beneficial to our stockholders, and as a result our management may become entrenched and hard to replace.

        Provisions in our amended and restated certificate of incorporation and bylaws, as amended, could make it more difficult for a third party to acquire us, even if doing so would benefit our stockholders. These provisions include:

  •
  allowing our board of directors to elect a director to fill a vacancy created by the expansion of the board of directors;

  •
  allowing our board of directors to issue, without stockholder approval, up to 5.5 million shares of preferred stock with terms set by the board of directors;

  •
  limiting the ability of holders of our outstanding common stock to call a special meeting of our stockholders; and

  •
  preventing stockholders from taking actions by written consent and requiring all stockholder actions to be taken at a meeting of our stockholders.

        Each of these provisions, as well as selected provisions of Delaware law, could discourage potential takeover attempts, could adversely affect the trading price of our securities and could cause our management to become entrenched and hard to replace. In addition to provisions in our charter documents and under Delaware law, an acquisition of our company could be made more difficult by our employee benefits plans and our employee change in control plan, under which, in connection with a change in control, stock options held by our employees may become vested and our executive officers may receive severance benefits. We also have implemented a stockholder rights plan, also called a poison pill, which could make it uneconomical for a third party to acquire us on a hostile basis.

        Our executive officers, directors and major stockholders control approximately 37% of our common stock.

        As of June 30, 2005, executive officers, directors and holders of 5% or more of our outstanding common stock, in the aggregate, owned or controlled approximately 37% of our outstanding common stock. As a result, these stockholders are able to influence all matters requiring approval by our stockholders, including the election of directors and the approval of corporate transactions. This concentration of ownership may also delay, deter or prevent a change in control of our company and may make some transactions more difficult or impossible to complete without the support of these stockholders.

        Substantial future sales of our common stock by us or our existing stockholders or the conversion of our convertible senior notes to common stock could cause the trading price of our common stock to fall.

        Sales by existing stockholders of a large number of shares of our common stock in the public market or the perception that additional sales could occur could cause the trading price of our common stock to drop. Likewise, the issuance of shares of common stock upon conversion of our convertible notes or redemption of our convertible notes upon a designated event, or upon additional convertible debt or equity financings or other share issuances by us, including shares issued in connection with potential future strategic alliances and the uncertain number of additional shares that we may be required to issue under our agreements with Lilly, could adversely affect the trading price of our common stock. Our convertible notes are currently convertible into a total of up to approximately 11.2 million shares. In addition, the existence of these notes may encourage short selling of our common stock by market participants.

        Significant volatility in the market price for our common stock could expose us to continued litigation risk.

        The market prices for securities of biopharmaceutical and biotechnology companies, including our common stock, have historically been highly volatile, and the market from time to time has experienced significant price and volume fluctuations that are unrelated to the operating performance of these biopharmaceutical and biotechnology companies. Since January 1, 2003, the high and low sales price of our common stock varied significantly, as shown in the following table:

	High	Low
Year ending December 31, 2005
Third Quarter (through August 29, 2005)	$33.09	$18.50
Second Quarter	21.73	14.50
First Quarter	24.95	17.15
Year ended December 31, 2004
Fourth Quarter	$24.01	$18.80
Third Quarter	23.25	16.48
Second Quarter	26.80	19.69
First Quarter	25.63	18.49
Year ended December 31, 2003
Fourth Quarter	$30.40	$21.30
Third Quarter	30.75	20.95
Second Quarter	26.86	15.47
First Quarter	17.95	13.73

        Given the uncertainty of our future funding, the commercialization of BYETTA and SYMLIN and the regulatory approval of our other drug candidates, we may continue to experience volatility in our stock price for the foreseeable future. In addition, the following factors may significantly affect the market price of our common stock:

  •
  announcements of revenues received;

  •
  announcements of additional clinical study results;

  •
  announcements of determinations by regulatory authorities with respect to our drug candidates;

  •
  developments in our relationships with current or future collaborative partners;

  •
  our ability to successfully implement our commercialization strategies;

  •
  fluctuations in our operating results;

  •
  developments in our relationships with third-party manufacturers of our products and other parties who provide services to us;

  •
  public concern as to the safety of drugs that we are developing;

  •
  technological innovations or new commercial therapeutic products by us or our competitors;

  •
  developments in patent or other proprietary rights; and

  •
  governmental policy or regulation.

        Broad market and industry factors also may materially adversely affect the market price of our common stock, regardless of our actual operating performance. Periods of volatility in the market price of our common stock expose us to securities class-action litigation, and we may continue to be the target of such litigation as a result of market price volatility in the future.

        New investors in our common stock will experience immediate and substantial dilution.

        The offering price to the public is substantially higher than the book value per share of our common stock. Investors purchasing common stock in this offering will, therefore, incur immediate dilution of $29.36 in net tangible book value per share of common stock, based on the offering price to the public of $31.00 per share.

        Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

        We have not designated the amount of net proceeds we will use for any particular purpose. Accordingly, our management will have broad discretion as to the application of the net proceeds and could use them for purposes other than those contemplated at the time of this offering. Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, our management may use the net proceeds for corporate purposes that may not increase our profitability or market value.

FORWARD-LOOKING INFORMATION

        This prospectus supplement, including the documents that we incorporate by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as "anticipate," "estimate," "plan," "project," "continuing," "ongoing," "expect," "will," "could," "may," "management believes," "we believe," "we intend" and similar words or phrases. Accordingly, these statements involve estimates, assumptions and uncertainties which could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus and incorporated by reference in this prospectus. The key factors that could cause actual results to differ materially from the forward-looking statements include:

  •
  risks and uncertainties regarding the commercialization of BYETTA and/or SYMLIN, including government and commercial reimbursement and pricing decisions, the pace of market acceptance and any issues related to manufacturing and supply;

  •
  risks that BYETTA and/or SYMLIN may not prove to be important new therapeutic options or may be affected by unexpected new data or technical issues;

  •
  risks and uncertainties regarding the drug discovery and development process, including whether the LAR version of BYETTA will receive regulatory approvals or prove to be commercially successful

  •
  scientific and technological uncertainties regarding our product candidates;

  •
  risks and uncertainties regarding the adequacy of our clinical trial processes and whether the results of those clinical trials will be adequate to support regulatory filings and/or approvals;

  •
  risks associated with timing of clinical trials for our drug candidates;

  •
  risks associated with timing of regulatory approval of our product candidates by the FDA and other regulatory agencies;

  •
  developments or changes in our relationships with current or future collaborative partners;

  •
  our ability to raise additional needed capital or consummate strategic or corporate partner transactions on favorable terms or at all; and

  •
  dependence on third party service providers and manufacturers of our products.

        Because the factors referred to above, as well as the risk factors beginning on page S-3 of this prospectus supplement and the factors included in the documents incorporated by reference in this prospectus, could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. You should read these factors and the other cautionary statements we make in this prospectus and in the documents we incorporate by reference as being applicable to all related forward-looking statements that we make in this prospectus and in the documents we incorporate by reference. Further, any forward-looking statement speaks only as of the date on which it is made. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. Moreover, additional risks and uncertainties that we are unaware of or that we currently deem immaterial also may become important factors that affect our company. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

        BYETTA is our trademark and SYMLIN is our registered trademark. All other brand names or trademarks appearing or incorporated by reference in this prospectus are the property of their respective holders.

USE OF PROCEEDS

        We estimate that the net proceeds from the sale of the 5,068,138 shares of our common stock that we are offering at a public offering price of $31.00 per share will be approximately $151.9 million after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. We intend to use the net proceeds of this offering to continue to commercialize our approved products, fund the development of our Phase 2 product candidates and other pipeline candidates, increase our research and development activities, establish additional manufacturing sources and inventory, fund other operating expenses, fund potential acquisitions of complementary technologies or businesses, and for other general corporate purposes.

        As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds we will have upon completion of the offering or the timing of these expenditures. Accordingly, our management will retain broad discretion over the use of proceeds. Pending these uses, we intend to invest the net proceeds in short-term, interest-bearing, investment-grade securities.

DILUTION

        As of June 30, 2005, our net tangible book value was $28.5 million, or approximately $0.27 per share of common stock. Net tangible book value per share represents total consolidated tangible assets less total consolidated liabilities, divided by the aggregate number of shares of common stock outstanding. After giving effect to our sale of common stock in the offering, at a public offering price of $31.00 per share, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us, our pro forma net tangible book value as of June 30, 2005, would have been approximately $180.4 million, or $1.64 per share. This represents an immediate increase in pro forma net tangible book value to existing stockholders of $1.37 per share and an immediate dilution to new investors of $29.36 per share.

        The following table illustrates this per share dilution:

Public offering price per share of common stock		$31.00
Net tangible book value per share as of June 30, 2005(1)	$0.27
Increase in net tangible book value per share attributable to this offering	$1.37

Pro forma net tangible book value per share after giving effect to this offering		$1.64

Dilution in net tangible book value per share to new investors(2)		$(29.36)

(1)
Intangible assets as of June 30, 2005 were $10.4 million, or $0.10 per share.

(2)
Dilution is determined by subtracting pro forma net tangible book value per share after giving effect to the offering from the public offering price per share paid by a new investor.

        In the discussion and table above, we assume no exercise of outstanding options or warrants. As of June 30, 2005, there were 15,900,436 shares of common stock reserved for issuance upon exercise of outstanding options with a weighted average exercise price of $16.16 per share and 1,625,950 shares of common stock reserved for issuance upon exercise of outstanding warrants with a weighted average exercise price of $11.91 per share. To the extent that any of these outstanding options and warrants are exercised, there will be further dilution to new investors.

UNDERWRITING

        The company and Goldman, Sachs & Co. have entered into an underwriting agreement with respect to the shares being offered. Subject to certain conditions, Goldman, Sachs & Co. has agreed to purchase all of the 5,068,138 shares offered hereby.

        Shares sold by Goldman, Sachs & Co. to the public will initially be offered at the initial price to public set forth on the cover of this prospectus supplement. In addition, Goldman, Sachs & Co. may receive from purchasers of the shares normal brokerage commissions in amounts agreed with such purchasers. If all the shares are not sold at the initial price to public, Goldman, Sachs & Co. may change the offering price and the other selling terms.

        The following table shows the per share and total underwriting discounts and commissions to be paid to Goldman, Sachs & Co. by the company.

Paid by the Company

Per Share	$1.00
Total	$5,068,138

        The company and its directors and executive officers have agreed with Goldman, Sachs & Co., subject to certain exceptions, not to dispose of or hedge any of the common stock or securities convertible into or exchangeable for shares of common stock during the period from the date of this prospectus supplement continuing through the date 90 days after the date of this prospectus supplement, except with the prior written consent of Goldman, Sachs & Co. This agreement does not apply to any existing employee benefit plans. The exceptions referred to above include:

  •
  sales pursuant to existing 10b5-1 sales plans;

  •
  individual sales approved by the company's Chief Executive Officer that occur in the first 30 days of the 90-day lock-up period in an amount not exceeding an aggregate of 50,000 shares; and

  •
  individual sales approved by the company's Chief Executive Officer that occur after the 30th day of the 90-day lock-up period (provided that sales under this provision and the immediately preceding two provisions will not exceed an aggregate of 250,000 shares).

        In connection with the offering, Goldman, Sachs & Co. may purchase and sell shares of common stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by Goldman, Sachs & Co. of a greater number of shares than it is required to purchase in the offering. Goldman, Sachs & Co. must close out any short position by purchasing shares in the open market. A short position is more likely to be created if Goldman, Sachs & Co. is concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of common stock made by Goldman, Sachs & Co. in the open market prior to the completion of the offering.

        Purchases to cover a short position and stabilizing transactions may have the effect of preventing or retarding a decline in the market price of the company's stock, and may stabilize, maintain or otherwise affect the market price of the common stock. As a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time. These transactions may be effected on NASDAQ NMS, in the over-the-counter market or otherwise.

        Goldman, Sachs & Co. has represented and agreed that:

          (a)   it has not made or will not make an offer of shares to the public in the United Kingdom within the meaning of section 102B of the Financial Services and Markets Act 2000 (as amended) (FSMA) except to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities or otherwise in circumstances which do not require the publication by the company of a prospectus pursuant to the Prospectus Rules of the Financial Services Authority (FSA);

          (b)   it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) to persons who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 or in circumstances in which section 21 of FSMA does not apply to the company; and

          (c)   it has complied with, and will comply with all applicable provisions of FSMA with respect to anything done by it in relation to the shares in, from or otherwise involving the United Kingdom.

        In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), Goldman, Sachs & Co. has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) it has not made and will not make an offer of shares to the public in that Relevant Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of shares to the public in that Relevant Member State at any time:

          (a)   to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

          (b)   to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

          (c)   in any other circumstances which do not require the publication by the company of a prospectus pursuant to Article 3 of the Prospectus Directive.

        For the purposes of this provision, the expression an "offer of shares to the public" in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

        The shares may not be offered or sold by means of any document other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong, and no advertisement, invitation or document relating to the shares may be issued, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

        This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation or subscription or purchase, of the securities may not be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than under circumstances in which such offer, sale or invitation does not constitute an offer or sale, or invitation for subscription or purchase, of the securities to the public in Singapore.

        The securities have not been and will not be registered under the Securities and Exchange Law of Japan (the Securities and Exchange Law) and Goldman, Sachs & Co. has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

        The company estimates that its share of the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $150,000.

        The company has agreed to indemnify Goldman, Sachs & Co. against certain liabilities, including liabilities under the Securities Act of 1933.

        Goldman, Sachs & Co. and its affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for the company, for which they received or will receive customary fees and expenses.

LEGAL MATTERS

        The validity of the common stock being offered hereby will be passed on for us by Cooley Godward LLP, San Diego, California, and for the underwriters by Sullivan & Cromwell LLP, Los Angeles, California.

EXPERTS

        Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2004, and management's assessment of the effectiveness of our internal control over financial reporting as of December 31, 2004, as set forth in their reports, which are incorporated by reference into this prospectus and elsewhere in the registration statements on Form S-3, of which this prospectus is a part. Our financial statements and schedule and management's assessment are incorporated by reference in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

13,300,000 Shares

Amylin Pharmaceuticals, Inc.

Common Stock

        We may from time to time issue up to 13,300,000 shares of common stock. We will specify in the accompanying prospectus supplement, or in a post-effective amendment to the registration statement of which this prospectus is a part, the terms of any offering. We may sell these shares to or through underwriters and also to other purchasers or through agents. We will set forth the names of any underwriters or agents in the accompanying prospectus supplement or, if the offering will be an "at the market" offering, in the post-effective amendment. Our common stock is listed on the Nasdaq National Market under the symbol "AMLN".

        Investing in our common stock involves risks. See "Risk Factors" beginning on page A-2.

        Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

        This prospectus may not be used to consummate sales of securities unless it is accompanied by a prospectus supplement.

Prospectus dated January 25, 2002.

SUMMARY OF OUR BUSINESS

        Amylin Pharmaceuticals, Inc. is engaged in the discovery, development and commercialization of potential drug candidates for the treatment of metabolic disorders. We currently have exclusive rights to two drug candidates for the treatment of diabetes in late stage development. We own rights underlying our first drug candidate, SYMLIN™ (pramlintide acetate), which we invented and patented several years ago. We acquired rights relating to our second drug candidate, AC2993, through an exclusive patent license from Dr. John Eng and have filed patent applications covering developments in AC2993 and its uses that resulted from our own internal research and development.

        We are developing SYMLIN for the treatment of people with diabetes who use insulin. We submitted a New Drug Application for SYMLIN to the U.S. Food and Drug Administration, the FDA, in December 2000 and in October 2001, we received a letter from the FDA stating that SYMLIN was approvable for patients with type 1 diabetes and insulin-using patients with type 2 diabetes, subject to satisfactory results from additional clinical work. In December 2001, after consultation with the FDA, we announced our plans to initiate a seven-month dose titration study of SYMLIN focused on safety involving approximately 250 patients with type 1 diabetes and a few small studies to enhance suggested prescribing information. We do not expect the FDA to require any extended studies in type 2 diabetes patients as a condition to marketing approval of SYMLIN in the United States. We submitted a Marketing Approval Application for SYMLIN to European regulatory authorities in May 2001 and are involved in ongoing discussions with them regarding our application.

        We are developing AC2993 for the treatment of type 2 diabetes. AC2993, which is our code name for synthetic exendin-4, is currently in Phase 3 clinical studies. In May 2000, we entered into a collaboration agreement with Alkermes, Inc., a company specializing in the development of products based on proprietary drug delivery technologies for the development, manufacture and commercialization of an injectable long-acting formulation of AC2993, or AC2993 LAR, with the goal of developing a formulation that would enable a once a month administration of AC2993. We are currently funding a Phase 1 development program for AC2993 LAR.

        Our third drug candidate, AC3056, is a compound in-licensed from Aventis Pharma. We filed an Investigational New Drug Application for AC3056 with the FDA in June 2000 and commenced Phase 1 clinical trials shortly thereafter. We are evaluating AC3056 for potential utility in the treatment of metabolic disorders relating to cardiovascular disease.

        We were incorporated in Delaware in September 1987. Our principal executive offices are located at 9373 Towne Centre Drive, San Diego, California 92121. Our telephone number is (858) 552-2200. Our website is http://www.amylin.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this document. Our web site address is included in this document as an inactive textual reference only.

        SYMLIN is our trademark. All other brand names or trademarks appearing in this prospectus are the property of their respective holders.

RISK FACTORS

        Investment in our common stock involves a high degree of risk. You should consider the following discussion of risks as well as other information in this prospectus and the additional information in our reports on file with the Securities and Exchange Commission that are incorporated by reference in this prospectus before purchasing any of our common stock. Each of these risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our common stock.

We have a history of operating losses, anticipate future losses, may not generate revenues from product sales and may never become profitable.

        We have experienced significant operating losses since our inception in 1987. As of September 30, 2001, we had an accumulated deficit of approximately $390 million. We expect to incur significant additional operating losses over the next few years. We have derived substantially all of our revenues to date from development funding, fees and milestone payments under collaborative agreements and from interest income. To date, we have not received any revenues from product sales. To achieve profitable operations, we, alone or with others, must successfully develop, manufacture, obtain required regulatory approvals and market our drug candidates. We may never become profitable. If we become profitable, we may not remain profitable.

We will require future capital and are uncertain of the availability or terms of additional funding. If our capital becomes insufficient and additional funding is unavailable, inadequate, or not available on acceptable terms, it may adversely affect the value of shares of our stock.

        We must continue to find sources of capital in order to complete the development and commercialization of our drug candidates. Our future capital requirements will depend on many factors, including:

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  progress with our preclinical studies and clinical studies;

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  scientific progress in our other research programs and the magnitude of these programs;

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  the time and costs involved in obtaining regulatory approvals for the marketing of any of our drug candidates;

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  the costs of manufacturing any of our drug candidates;

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  our ability to effectively market, sell and distribute SYMLIN, AC2993 and our other drug candidates, AC2993 LAR and AC3056, subject to obtaining regulatory approval;

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  our ability to establish one or more marketing, distribution or other commercialization arrangements for SYMLIN, AC2993 and our other drug candidates;

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  the costs involved in preparing, filing, prosecuting, maintaining, and enforcing patents or defending ourselves against competing technological and market developments; and

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  the potential need to repay existing indebtedness.

        You should be aware that:

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  we may not be able to obtain additional financial resources in the necessary time frame or on terms favorable to us, if at all;

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  any available additional financing may not be adequate; and

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  we may be required to use a portion of future financing to repay existing indebtedness to our current or future creditors, including Johnson & Johnson.

        As of September 30, 2001, the total principal and interest due to Johnson & Johnson was approximately $58.8 million, which is secured by our issued patents and patent applications relating to amylin, including several that relate to SYMLIN. This debt becomes due beginning in June 2005, however, if we enter into a change in control transaction, a license agreement for SYMLIN or a financing arrangement subsequent to approval of SYMLIN by the FDA, then the repayment date may be accelerated. In the event we are unable to obtain additional financing on acceptable terms, we may not have the financial resources to continue research and development of SYMLIN, AC2993 or any of our other drug candidates and we could be forced to curtail or cease our operations, which would adversely affect the value of our stock.

We may be unable to obtain regulatory clearance to market our drug candidates in the United States or abroad on a timely basis, or at all.

        Our drug candidates are subject to extensive government regulations related to development, clinical trials, manufacturing and commercialization. The process of obtaining FDA and other regulatory approvals is costly, time consuming, uncertain and subject to unanticipated delays. The FDA may refuse to approve an application for approval of a drug candidate if it believes that applicable regulatory criteria are not satisfied. The FDA may also require additional testing for safety and efficacy. Moreover, if the FDA grants regulatory approval of a product, the approval may be limited to specific indications or limited with respect to its distribution. Foreign regulatory authorities may apply similar limitations or may refuse to grant any approval.

        The data collected from our clinical trials may not be sufficient to support approval of SYMLIN, AC2993 or any of our other drug candidates by the FDA or any foreign regulatory authorities. With respect to SYMLIN, we submitted a new drug application to the FDA for marketing approval in December 2000. In October 2001, the FDA completed its review of our application and indicated that SYMLIN is approvable for both type 1 and insulin-using type 2 diabetes. However, the FDA also indicated that the ultimate approval of SYMLIN will require that we achieve satisfactory results from additional clinical work. In December 2001, after consultation with the FDA, we announced our plans to initiate a seven-month dose titration study of SYMLIN focused on safety involving approximately 250 patients with type 1 diabetes and a few small studies to enhance suggested prescribing information. We do not expect the FDA to require any extended studies in type 2 diabetes patients as a condition to marketing approval of SYMLIN in the United States. With respect to AC2993 and AC3056, we are currently in the process of conducting Phase 3 and Phase 1 clinical studies, respectively. It is possible that the FDA or other regulatory authorities may deem our clinical trial results insufficient to meet regulatory requirements for marketing approval or may limit approval for only selected uses.

        Moreover, manufacturing facilities operated by the third party manufacturers with whom we contract to manufacture SYMLIN, AC2993 and our other drug candidates may not pass an FDA or other regulatory authority preapproval inspection. Any failure or delay in obtaining these approvals could prohibit or delay us from marketing these drug candidates. Consequently, even if we believe that preclinical and clinical data are sufficient to support regulatory approval for these drug candidates, the FDA and foreign regulatory authorities may not ultimately approve SYMLIN, AC2993 or our other drug candidates for commercial sale in any jurisdiction. If these drug candidates do not meet applicable regulatory requirements for approval, we may not have the financial resources to continue research and development of any of our product candidates and we may not be able to generate revenues from the commercial sale of any of our product candidates.

Delays in the conduct or completion of our clinical trials or the analysis of the data from our clinical trials may result in delays in our planned filings for regulatory approvals, or adversely affect our ability to enter into new collaborative arrangements.

        We cannot predict whether we will encounter problems with any of our completed, ongoing or planned clinical studies that will cause us or regulatory authorities to delay or suspend our ongoing clinical studies, delay or suspend planned clinical studies, or delay the analysis of data from our completed or ongoing clinical studies. If the results of our ongoing or planned clinical studies for our product candidates are not available when we expect or if we encounter any delay in the analysis of data from our clinical studies:

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  we may be unable to submit our final data for SYMLIN to the FDA for marketing approval;

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  we may be unable to complete our Phase 3 clinical program for AC2993;

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  we may be unable to commence Phase 2 studies of AC2993 LAR;

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  we may be unable to commence Phase 2 studies of AC3056;

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  we may not have the financial resources to continue research and development of any of our drug candidates; and

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  we may not be able to enter into collaborative arrangements relating to any drug candidate subject to delay in clinical studies or delay in regulatory filings.

        Any of the following could delay the completion of our ongoing and planned clinical studies:

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  ongoing discussions with the FDA or comparable foreign authorities regarding the scope or design of our clinical trials;

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  delays in enrolling volunteers;

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  lower than anticipated retention rate of volunteers in a clinical trial;

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  negative results of clinical studies;

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  insufficient supply or deficient quality of drug candidate materials or other materials necessary for the performance of clinical trials; or

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  serious side effects experienced by study participants relating to a drug candidate.

Even if we obtain initial regulatory approval for a drug candidate, if we fail to comply with extensive continuing regulations enforced by domestic and foreign regulatory authorities, it could harm our ability to generate revenues and the market price of our stock could fall.

        Even if we are able to obtain regulatory approval for a drug candidate in the United States or other countries, the approval will be subject to continual review, and newly discovered or developed safety issues may result in revocation of the regulatory approval. Moreover, if we obtain marketing approval for a drug candidate in the United States, the marketing of the product will be subject to extensive regulatory requirements administered by the FDA and other regulatory bodies, including adverse event reporting requirements and the FDA's general prohibition against promoting products for unapproved uses. The manufacturing facilities for our drug candidates are also subject to continual review and periodic inspection and approval of manufacturing modifications. Domestic manufacturing facilities are subject to biennial inspections by the FDA and must comply with the FDA's Good Manufacturing Practices regulations. In complying with these regulations, manufacturers must spend funds, time and effort in the areas of production, record keeping, personnel and quality control to ensure full technical compliance. Failure to comply with any of these post-approval requirements can, among other things, result in warning letters, product seizures, recalls, fines, injunctions, suspensions or revocations of marketing licenses, operating restrictions and criminal prosecutions. Any of these enforcement actions or any unanticipated changes in existing regulatory requirements or the adoption of new requirements could adversely affect our ability to market products and generate revenues and thus adversely affect our ability to continue as a going concern and cause our stock price to fall.

        The manufacturers of our drug candidates also are subject to numerous federal, state and local laws relating to such matters as safe working conditions, manufacturing practices, environmental protection, fire hazard control and hazardous substance disposal. In the future, our manufacturers may incur significant costs to comply with those laws and regulations, which could increase our manufacturing costs and reduce our ability to operate profitably.

We have not previously sold, marketed or distributed any products and may not be able to successfully commercialize SYMLIN, AC2993 or our other drug candidates.

        We have not previously sold, marketed or distributed any products. While we began building a commercial team to carry out market planning, logistics management and sales and marketing functions for SYMLIN, we have delayed plans for the continued development of these functions until the timing of FDA approval for SYMLIN becomes more certain. As our other drug candidates progress towards ultimate commercialization, we will need to develop our sales and marketing abilities with respect to those candidates. We may be unable to successfully hire and retain key sales and marketing personnel that we may need to effectively manage and carry out the commercialization of SYMLIN, AC2993 and our other drug candidates. Even if we manage to hire and retain necessary personnel, we may be unable to implement our sales, marketing and distribution strategies effectively or profitably. In addition, while our commercialization plan provides for the staged hiring of sales and marketing personnel and deferral of costs, where possible, in the event that SYMLIN, AC2993 or another of our drug candidates is not approved for marketing by the FDA, we will have incurred significant expenses that will not be recoverable.

Our ability to enter into third party relationships is important to our successful development and commercialization of SYMLIN, AC2993 and our other drug candidates and our potential profitability.

        To market any of our products in the United States or elsewhere, we must develop internally or obtain access to sales and marketing forces with technical expertise and with supporting distribution capability in the relevant geographic territory. With respect to sales, marketing and distribution outside the United States, we believe that we will likely need to enter into marketing and distribution arrangements with third parties for, or find a corporate partner who can provide support for, the commercialization of SYMLIN, AC2993 or our other drug candidates. We may also enter into similar arrangements with third parties for the commercialization of our drug candidates within the United States.

        We may not be able to enter into marketing and distribution arrangements or find a corporate partner for SYMLIN, AC2993 or our other drug candidates. If we are not able to enter into a marketing or distribution arrangement or find a corporate partner who can provide support for commercialization of our drug candidates as we deem necessary, we may not be able to successfully perform these marketing or distribution activities. Moreover, any new marketer or distributor or corporate partner for our drug candidates with whom we choose to contract may not establish adequate sales and distribution capabilities or gain market acceptance for our products, if any.

Pricing regulations and reimbursement limitations may reduce our potential revenues from the sale of future products.

        The requirements governing product licensing, pricing and reimbursement vary widely from country to country. Some countries require approval of the sale price of a drug before it can be marketed. In many countries, the pricing review period begins after product licensing approval is granted. As a result, we may obtain regulatory approval for a product in a particular country, but then be subject to price regulations that reduce our revenues from the sale of the product. Also, in some foreign markets pricing of prescription pharmaceuticals is subject to continuing governmental control even after initial marketing approval.

        Our ability to commercialize our products successfully also will depend in part on the extent to which reimbursement for the cost of our products and related treatments will be available from government health administration authorities, private health insurers and other organizations. Third-party payors sometimes challenge the prices charged for medical products and services. If we succeed in bringing SYMLIN, AC2993 or any other product candidate to the market, we cannot be certain that the products will be considered cost effective and that reimbursement will be available or will be sufficient to allow us to sell the products on a competitive basis.

We do not manufacture our own drug candidates and may not be able to obtain adequate supplies, which could cause delays or reduce profit margins.

        The manufacturing of sufficient quantities of new drug candidates is a time-consuming and complex process. We currently have no facilities for the manufacture of SYMLIN, AC2993 or our other drug candidates and rely on third parties to provide manufacturing capability.

        We work with three contract suppliers, Bachem California, UCB-Bioproducts and Mallinckrodt, who have the capabilities for the commercial manufacture of bulk SYMLIN. In addition, in connection with our clinical trials, we currently rely on one manufacturer, OMJ Pharmaceuticals, Inc., for dosage form SYMLIN in vials, one manufacturer, CP Pharmaceuticals Ltd., for dosage form SYMLIN in cartridges and one manufacturer, Disetronic Medical Systems, of pens for delivery of SYMLIN in cartridges. These manufacturers may not be able to make the transition to commercial production. While we believe that business relations between us and our contract manufacturers are good, we cannot predict whether these manufacturers will continue to meet our requirements for quality, quantity or timeliness for the manufacture of bulk SYMLIN, dosage form SYMLIN or pens. Therefore, we may not be able to obtain supplies of products with acceptable quality, on acceptable terms or in sufficient quantities, if at all. Our dependence on third parties for the manufacture of products may also reduce our profit margins and our ability to develop and deliver products in a timely manner.

        If any of our existing or future manufacturers cease to manufacture, or are otherwise unable to deliver, SYMLIN, AC2993 or our other products, in either bulk or dosage form, or other product components, including pens for the delivery of these products, we may need to engage additional manufacturers. The cost and time to establish manufacturing facilities would be substantial. As a result, using a new manufacturer could disrupt our ability to supply our products and/or reduce our profit margins. Any delay or disruption in the manufacturing of bulk product, the dosage form of our products or other product components, including pens for delivery of our products, could harm our ability to generate product sales, harm our reputation and require us to raise additional funds.

Our other research and development programs may not result in additional drug candidates, which could limit our ability to generate revenue.

        Our research and development programs other than SYMLIN and AC2993 are at an early stage. Any additional drug candidates will require significant research, development, preclinical and clinical testing, regulatory approval and/or commitments of resources before commercialization. We cannot predict whether our research will lead to the discovery of any additional product candidates that could generate revenues for us.

If our patents are determined to be unenforceable or if we are unable to obtain new patents based on current patent applications or for future inventions, we may not be able to prevent others from using our intellectual property.

        As of November 30, 2001, we owned or held exclusive rights to 32 issued U.S. patents and approximately 28 pending U.S. patent applications. Of these issued patents and patent applications, we have a total of 16 issued U.S. patents and 8 pending U.S. patent applications that we believe are relevant to the development and commercialization of SYMLIN and one issued U.S. patent and 13 pending U.S. patent applications that we believe are relevant to the development and commercialization of AC2993 or AC2993 LAR. We also own or hold exclusive rights to various foreign patent applications that correspond to issued U.S. patents or pending U.S. patent applications. We do not hold composition-of-matter patents covering AC2993 or AC2993 LAR.

        Our success will depend in part on our ability to obtain patent protection for our products and technologies both in the United States and other countries. We cannot guarantee that any patents will issue from any pending or future patent applications owned by or licensed to us. Alternatively, a third party may successfully circumvent our patents. Our rights under any issued patents may not provide us with sufficient protection against competitive products or otherwise cover commercially valuable products or processes. In addition, because patent applications in the United States are maintained in secrecy for eighteen months after the filing of the applications, and publication of discoveries in the scientific or patent literature often lag behind actual discoveries, we cannot be sure that the inventors of subject matter covered by our patents and patent applications were the first to invent or the first to file patent applications for these inventions. In the event that a third party has also filed a patent on a similar invention, we may have to participate in interference proceedings declared by the United States Patent and Trademark Office or its foreign equivalent to determine priority of invention, which could result in a loss of our patent position. Furthermore, we may not have identified all U.S. and foreign patents that pose a risk of infringement.

Litigation regarding patents and other proprietary rights may be expensive, cause delays in bringing products to market and harm our ability to operate.

        Our success will depend in part on our ability to operate without infringing the proprietary rights of third parties. Legal standards relating to the validity of patents covering pharmaceutical and biotechnological inventions and the scope of claims made under these patents are still developing. As a result, our ability to obtain and enforce patents is uncertain and involves complex legal and factual questions. Third parties may challenge or infringe upon existing or future patents. In the event that a third party challenges a patent, a court may invalidate the patent or determine that the patent is not enforceable. Proceedings involving our patents or patent applications or those of others could result in adverse decisions about:

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  the patentability of our inventions and products relating to our drug candidates; and/or

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  the enforceability, validity or scope of protection offered by our patents relating to our drug candidates.

        The manufacture, use or sale of any of our drug candidates may infringe on the patent rights of others. If we are unable to avoid infringement of the patent rights of others, we may be required to seek a license, defend an infringement action or challenge the validity of the patents in court. Patent litigation is costly and time consuming. We may not have sufficient resources to bring these actions to a successful conclusion. In addition, if we do not obtain a license, develop or obtain non-infringing technology, fail to successfully defend an infringement action or have infringing patents declared invalid, we may:

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  incur substantial money damages;

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  encounter significant delays in bringing our drug candidates to market; and/or

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  be precluded from participating in the manufacture, use or sale of our drug candidates or methods of treatment requiring licenses.

Confidentiality agreements with employees and others may not adequately prevent disclosure of trade secrets and other proprietary information.

        In order to protect our proprietary technology and processes, we also rely in part on confidentiality agreements with our corporate partners, employees, consultants, outside scientific collaborators and sponsored researchers and other advisors. These agreements may not effectively prevent disclosure of confidential information and may not provide an adequate remedy in the event of unauthorized disclosure of confidential information. In addition, others may independently discover trade secrets and proprietary information. Costly and time-consuming litigation could be necessary to enforce and determine the scope of our proprietary rights, and failure to obtain or maintain trade secret protection could adversely affect our competitive business position.

Competition in the biotechnology and pharmaceutical industries may result in competing products, superior marketing of other products and lower revenues or profits for us.

        There are many companies that are seeking to develop products and therapies for the treatment of diabetes and other metabolic disorders. Our competitors include multinational pharmaceutical and chemical companies, specialized biotechnology firms and universities and other research institutions. A number of our largest competitors, including Bristol-Myers Squibb Company, Eli Lilly and Company, Merck & Co., Novartis, Novo Nordisk and Takeda Pharmaceuticals, are pursuing the development or marketing of pharmaceuticals that target the same diseases that we are targeting, and it is possible that the number of companies seeking to develop products and therapies for the treatment of diabetes and other metabolic disorders will increase. Many of our competitors have substantially greater financial, technical and human resources than we do. In addition, many of these competitors have significantly greater experience than we do in undertaking preclinical testing and human clinical studies of new pharmaceutical products and in obtaining regulatory approvals of human therapeutic products. Accordingly, our competitors may succeed in obtaining FDA approval for products more rapidly than we do, which would provide these competitors with an advantage for the marketing of products with similar potential uses. Furthermore, if we are permitted to commence commercial sales of products, we may also be competing with respect to manufacturing and product distribution efficiency and sales and marketing capabilities, areas in which we have limited or no experience as an organization.

        Our target patient population for SYMLIN is people with diabetes whose therapy includes multiple insulin injections daily. AC2993 is currently being studied for the treatment of type 2 diabetes. Other products are currently in development or exist in the market that may compete directly with the products that we are seeking to develop and market. Various products are available to treat type 2 diabetes, including:

• sulfonylureas	• meglitinides
• metformin	• alpha-glucosidase inhibitors
• insulin	• thiozolidinediones

        In addition, several companies are developing various approaches to improve treatments for type 1 and type 2 diabetes. We cannot predict whether our drug candidates, even if successfully tested and developed, will have sufficient advantages over existing products to cause health care professionals to adopt them over other products or that our drug candidates will offer an economically feasible alternative to existing products.

We may not be able to keep up with the rapid technological change in the biotechnology and pharmaceutical industries, which could make our products obsolete and reduce our revenues.

        Biotechnology and related pharmaceutical technologies have undergone and continue to be subject to rapid and significant change. Our future will depend in large part on our ability to maintain a competitive position with respect to these technologies. Any products that we develop may become obsolete before we recover expenses incurred in developing those products, which may require that we raise additional funds to continue our operations.

Our future success depends on our ability to retain our chief executive officer and other key executives and to attract, retain and motivate qualified personnel.

        We are highly dependent on Joseph C. Cook, Jr., our Chairman and Chief Executive Officer, and the other principal members of our executive and scientific teams, the loss of whose services might impede the achievement of our research, development and commercialization objectives. Recruiting and retaining qualified sales, marketing and scientific personnel will also be critical to our success. Although we believe we will be successful in attracting and retaining skilled and experienced sales, marketing and scientific personnel, we may not be able to attract and retain these personnel on acceptable terms given the competition between numerous pharmaceutical and biotechnology companies for similar personnel. We also experience competition for the hiring of scientific personnel from universities and research institutions. We do not maintain "key person" insurance on any of our employees. In addition, we rely on consultants and advisors, including scientific and clinical advisors, to assist us in formulating research and development strategy. Our consultants and advisors may be employed by employers other than us and may have commitments under consulting or advisory contracts with other entities that may limit their availability to us.

Our business has a substantial risk of product liability claims, and insurance may be expensive or unavailable.

        Our business exposes us to potential product liability risks that are inherent in the testing, manufacturing and marketing of human therapeutic products. Product liability claims could result in a recall of products or a change in the indications for which they may be used. We currently have clinical trial insurance, and will seek product liability insurance prior to marketing any of our drug candidates. We cannot assure you that our insurance will provide adequate coverage against potential liabilities. Furthermore, clinical trial and product liability insurance is becoming increasingly expensive. As a result, we may not be able to maintain current amounts of insurance coverage, obtain additional insurance or obtain insurance at a reasonable cost or in sufficient amounts to protect against losses that could have a material adverse effect on us.

Our activities involve the use of hazardous materials, which subject us to regulation, related costs and delays and potential liabilities.

        Our research and development involves the controlled use of hazardous materials, chemicals and various radioactive compounds. Although we believe that our safety procedures for handling and disposing of these materials comply with the standards prescribed by state and federal regulations, the risk of accidental contamination or injury from these materials cannot be eliminated. If an accident occurs, we could be held liable for resulting damages, which could be substantial. We are also subject to numerous environmental, health and workplace safety laws and regulations, including those governing laboratory procedures, exposure to blood-borne pathogens and the handling of biohazardous materials. Additional federal, state and local laws and regulations affecting our operations may be adopted in the future. We may incur substantial costs to comply with, and substantial fines or penalties if we violate, any of these laws or regulations.

We have implemented anti-takeover provisions that could discourage or prevent an acquisition of our company, even if the acquisition would be beneficial to our stockholders, and as a result our management may become entrenched and hard to replace.

        Provisions in our certificate of incorporation and bylaws, as amended, could make it more difficult for a third party to acquire us, even if doing so would benefit our stockholders. These provisions include:

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  allowing our board of directors to elect a director to fill a vacancy created by the expansion of the board of directors;

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  allowing our board of directors to issue, without stockholder approval, up to 7.5 million shares of preferred stock with terms set by the board of directors;

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  limiting the ability of holders of our outstanding common stock to call a special meeting of our stockholders; and

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  preventing stockholders from taking actions by written consent and requiring all stockholder actions to be taken at a meeting of our stockholders.

        Each of these provisions, as well as selected provisions of Delaware law, could discourage potential takeover attempts, could adversely affect the market price of our common stock and could cause our management to become entrenched and hard to replace. In addition to provisions in our charter documents and under Delaware law, an acquisition of our company could be made more difficult by our employee benefits plans and our employee change in control plan, under which, in connection with a change in control, stock options held by our employees may become vested and our executive officers may receive severance benefits.

Our executive officers, directors and major stockholders control approximately 46% of our common stock.

        As of November 30, 2001, executive officers, directors and holders of 5% or more of our outstanding common stock, in the aggregate, owned or controlled approximately 46% of our outstanding common stock. As a result, these stockholders are able to influence all matters requiring approval by our stockholders, including the election of directors and the approval of corporate transactions. This concentration of ownership may also delay, deter or prevent a change in control of our company and may make some transactions more difficult or impossible to complete without the support of these stockholders.

Substantial future sales of our common stock by existing stockholders or by us could cause our stock price to fall.

        Sales by existing stockholders of a large number of shares of our common stock in the public market or the perception that additional sales could occur could cause the market price of our common stock to drop. Likewise, additional equity financings or other share issuances by us, including shares issued in connection with strategic alliances, could adversely affect the market price of our common stock.

We have been named as a defendant in securities class action litigation that could result in substantial costs and divert management's attention and resources.

        On August 9, 2001, a class action lawsuit was filed against us and our chief executive officer in the United States District Court for the Southern District of California. On August 14, 2001 a second, similar class action lawsuit was filed against the same parties and an executive vice president in the same court. Additional similar lawsuits have been filed. On December 27, 2001, all of the existing lawsuits were consolidated into a single action. The lawsuits allege securities fraud in connection with various statements and alleged omissions relating to the development of SYMLIN, and seek compensatory damages, payment of fees and expenses, and further relief. We may not be successful in our defense of such claims. If we are not successful, we could be forced to make changes to how we conduct our business or make significant payments to the plaintiffs' lawyers or our stockholders. Such changes or payments could have a material adverse effect on our business, financial condition and results of operations, particularly if any required payments are not entirely covered by our insurance. Even if our defense against such claims is successful, the litigation could result in substantial costs and divert management's attention and resources, which could adversely affect our business.

Significant volatility in the market price for our common stock could expose us to continued litigation risk.

        The market prices for securities of biopharmaceutical and biotechnology companies, including our common stock, have historically been highly volatile, and the market from time to time has experienced significant price and volume fluctuations that are unrelated to the operating performance of these biopharmaceutical and biotechnology companies. During the eight quarters ending on December 31, 2001, the closing sales price of our common stock varied significantly, as shown in the following table:

	High	Low
Year ending December 31, 2000
First Quarter	$18.38	$7.50
Second Quarter	17.44	7.50
Third Quarter	18.13	10.31
Fourth Quarter	12.69	6.50
Year ending December 31, 2001
First Quarter	$12.19	$5.00
Second Quarter	15.01	8.50
Third Quarter	11.11	4.94
Fourth Quarter	11.20	5.41

        Given the uncertainty of our future funding and of regulatory approval of SYMLIN, AC2993 and our other drug candidates, we expect that we may continue to experience volatility of our stock price for the foreseeable future. In addition, the following factors significantly affect the market price of our common stock:

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  announcements of additional clinical study results;

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  announcements of determinations by regulatory authorities with respect to our drug candidates;

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  developments in our relationships with current or future collaborative partners;

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  our ability to successfully implement our commercialization strategies;

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  fluctuations in our operating results;

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  developments in our relationships with third party manufacturers of our products and other parties who provide services to us;

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  public concern as to the safety of drugs developed by us;

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  technological innovations or new commercial therapeutic products by us or our competitors;

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  developments in patent or other proprietary rights;

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  governmental policy or regulation; and

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  general market conditions.

        Broad market and industry factors may materially adversely affect the market price of our common stock, regardless of our actual operating performance. Periods of volatility in the market price of our common stock exposes us to securities class-action litigation, and we may continue to be the target of such litigation as a result of market price volatility in the future.

FORWARD-LOOKING INFORMATION

        This prospectus, including the documents that we incorporate by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as "anticipate," "estimate," "plan," "project," "continuing," "ongoing," "expect," "will," "could," "may," "management believes," "we believe," "we intend" and similar words or phrases. Accordingly, these statements involve estimates, assumptions and uncertainties which could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus and incorporated by reference in this prospectus. The key factors that could cause actual results to differ materially from the forward-looking statements include:

  •
  scientific and technological uncertainties regarding our product candidates;

  •
  risks and uncertainties regarding the adequacy of our clinical trial processes and whether the results of those clinical trials will be adequate to support regulatory filings and/or approvals;

  •
  risks associated with timing of regulatory approval of SYMLIN by the FDA following the completion of additional clinical trials for SYMLIN;

  •
  risks associated with timing of clinical trials for AC2993 and other drug candidates;

  •
  our ability to raise additional needed capital or consummate strategic or corporate partner transactions on favorable terms or at all; and

  •
  dependence on third party service providers and manufacturers of our products.

        Because the factors referred to above, as well as the risk factors beginning on page A-2 of this prospectus and the factors incorporated by reference in this prospectus, could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. You should read these factors and the other cautionary statements we make in this prospectus and in the documents we incorporate by reference as being applicable to all related forward-looking statements that we make in this prospectus and in the documents we incorporate by reference. Further, any forward-looking statement speaks only as of the date on which it is made. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

USE OF PROCEEDS

        Except as described in any prospectus supplement, we currently intend to use the net proceeds from the sale of our common stock for research and development and general corporate purposes. Our research and development efforts in 2002 will be principally focused on development of AC2993, including our planned Phase 3 clinical trials. We may also use a portion of the net proceeds to acquire or invest in businesses, products and technologies that are complementary to our own, although we currently are not planning or negotiating any such transactions. Pending these uses, the net proceeds will be invested in investment-grade, interest-bearing securities.

DESCRIPTION OF CAPITAL STOCK

        Our authorized capital stock consists of 200 million shares of common stock, $0.001 par value, and 7.5 million shares of preferred stock, $0.001 par value. As of November 30, 2001, there were 67,384,866 shares of common stock outstanding and no shares of preferred stock outstanding.

Common Stock

        The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election. Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available for distribution. Upon our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to our common stock. All outstanding shares of common stock are, and all shares of common stock to be outstanding upon the completion of this offering will be, fully paid and non-assessable.

Preferred Stock

        Pursuant to our amended and restated certificate of incorporation, our board of directors has the authority, without further action by the stockholders, to issue up to 7.5 million shares of preferred stock in one or more series. Our board shall determine the rights, preferences, privileges and restrictions of the preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of any series.

        The issuance of preferred stock could adversely affect the voting power of holders of common stock, and the likelihood that holders of preferred stock will receive dividend payments and payments upon liquidation may have the effect of delaying, deferring or preventing a change in control of our company, which could depress the market price of our common stock.

Anti-Takeover Effects of Provisions of Delaware Law and Our Charter Documents

        Delaware Takeover Statute.    We are subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, the statute prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. For purposes of Section 203, a business combination includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and an interested stockholder is a person who, together with affiliates and associates, owns (or within three years prior, did own) 15% or more of the corporation's voting stock.

        Charter Documents.    Our amended and restated certificate of incorporation requires that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by a consent in writing. Additionally, our amended and restated certificate of incorporation:

  •
  generally prohibits the use of cumulative voting in the election of directors;

  •
  provides that the authorized number of directors may be changed only by resolution of our board of directors; and

  •
  authorizes our board of directors to issue blank check preferred stock, which, if convertible into common stock, could increase the number of shares of common stock outstanding.

        Our amended and restated bylaws provide that candidates for director may be nominated only by our board of directors or by a stockholder, who must give us 120 days advance notice of a proposed nominee. Also, stockholders must give us 120 days advance notice of business to be brought by a stockholder before a stockholder's meeting. The authorized number of directors is fixed in accordance with our amended and restated certificate of incorporation. Our board of directors may appoint new directors to fill vacancies or newly created directorships. Our amended and restated bylaws also limit who may call a special meeting of stockholders.

        Our amended and restated certificate of incorporation contains a provision that requires the approval of the holders of 66 2/3% of our voting stock as a condition to a merger or various other business transactions with or proposed by an interested stockholder, which, for these purposes, means a holder of 15% or more of our voting stock. This approval is not required if the transaction is approved by our continuing directors, which, for these purposes, includes those of our directors who were either originally elected upon our incorporation, are not interested stockholders, or affiliated with an interested stockholder, or were nominated by, or whose election to the board of directors was recommended or approved by, a majority of the foregoing directors. This approval is also not required if certain minimum price criteria and other procedural requirements are met. The minimum price criteria generally require that, in a transaction in which stockholders are to receive payments, holders of our common stock must receive a value equal to the highest price paid by any interested stockholder for shares of our common stock during the prior two years and that such payment be made in cash or in the type of consideration paid by the interested stockholder for the greatest portion of its shares. Our board of directors believes that this provision will help assure that all of our stockholders will be treated similarly if certain kinds of business combinations are effected. However, this provision may make it more difficult to accomplish certain transactions that are opposed by the incumbent board of directors and that could be beneficial to stockholders.

        Delaware law and these charter provisions may have the effect of deterring hostile takeovers or delaying changes in control of our management, which could depress the market price of our common stock.

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is ChaseMellon Shareholder Services. Its address is 400 South Hope Street, 4th Floor, Los Angeles, CA 90071 and its telephone number is (800) 522-6645.

PLAN OF DISTRIBUTION

        We may sell the common stock being offered hereby through underwriters or dealers, through agents, or directly to one or more purchasers from time to time. The prospectus supplement will describe the terms of the offering of the common stock, including:

  •
  the name or names of any agents or underwriters;

  •
  the purchase price of the common stock and the proceeds we will receive from the sale;

  •
  any over-allotment options under which underwriters may purchase additional common stock from us;

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  any agency fees or underwriting discounts and other items constituting agents' or underwriters' compensation;

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  any initial public offering price;

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  any discounts or concessions allowed or reallowed or paid to dealers; and

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  any securities exchange or market on which the common stock may be listed.

        In addition, if we engage in an "at the market" offering, we will file a post-effective amendment to the registration statement of which this prospectus is a part, naming the underwriter or underwriters. Only underwriters named in a prospectus supplement or post-effective amendment are underwriters of the common stock offered thereby.

        If underwriters are used in the sale, they will acquire the common stock for their own account and may resell the stock from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the common stock will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the common stock to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all the shares of common stock offered by a prospectus supplement or post- effective amendment. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in a prospectus supplement or post-effective amendment, naming the underwriter, the nature of any such relationship.

        We may sell common stock directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of common stock and we will describe any commissions we will pay the agent in the prospectus supplement or post-effective amendment.

        Unless a prospectus supplement or post-effective amendment states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

        We may provide agents and underwriters with indemnification against certain civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

        Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the common stock in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the common stock originally sold by the dealer is purchased in a covering transaction to cover short positions. Those activities may cause the price of the common stock to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of these activities at any time.

        Any underwriters who are qualified market makers on the Nasdaq National Market may engage in passive market making transactions in the common stock on the Nasdaq National Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker's bid, however, the passive market maker's bid must then be lowered when certain purchase limits are exceeded.

LEGAL MATTERS

        The validity of the common stock being offered hereby will be passed upon by Cooley Godward LLP, San Diego, California.

EXPERTS

        Ernst & Young LLP, independent auditors, have audited our consolidated financial statements included in our annual report on Form 10-K, for the year ended December 31, 2000, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the shares of common stock we are offering under this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the common stock we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You may read and copy the registration statement, as well as our reports, proxy statements and other information, at the SEC's public reference room at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. Our SEC filings are also available at the SEC's web site at "http://www.sec.gov." In addition, you can read and copy our SEC filings at the office of the National Association of Securities Dealers, Inc. at 1735 K Street, N.W., Washington, D.C. 20006.

        The SEC allows us to "incorporate by reference" information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference into this registration statement and prospectus the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus until the termination of the offering of the shares covered by this prospectus.

        The following documents filed with the SEC are incorporated by reference in this prospectus:

          1.     Our annual report on Form 10-K for the year ended December 31, 2000;

          2.     Our Notice of Annual Meeting and Proxy Statement for Annual Meeting of Stockholders held on May 24, 2001;

          3.     Our quarterly reports on Form 10-Q for the quarters ended March 31, 2001 and June 30, 2001;

          4.     The amended quarterly report on Form 10-Q for the quarter ended September 30, 2001;

          5.     The current reports on Form 8-K we filed on July 25, 2001, July 27, 2001, August 15, 2001 and October 24, 2001; and

          6.     The description of our common stock set forth in our registration statement on Form 8-A, filed with the SEC on November 27, 1991, including any amendments or reports filed for the purpose of updating this information.

        We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to Amylin Pharmaceuticals, Inc., Attention: Investor Relations, 9373 Towne Centre Drive, San Diego, CA 92121, telephone: (858) 552-2200.

PROSPECTUS

Amylin Pharmaceuticals, Inc.

COMMON STOCK
PREFERRED STOCK
DEPOSITARY SHARES
DEBT SECURITIES
WARRANTS
STOCK PURCHASE CONTRACTS
STOCK PURCHASE UNITS

        From time to time, we may sell any of the securities listed above.

        We will provide the specific terms of these securities in one or more supplements to this prospectus. You should read this prospectus, the information incorporated by reference in this prospectus and any prospectus supplement carefully before you invest.

        Our common stock is quoted on The NASDAQ National Market under the symbol "AMLN."

        The applicable prospectus supplement will contain information, where applicable, as to any other listing on The NASDAQ National Market or any securities market or other exchange of the securities covered by the prospectus supplement.

        INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE B-6.

        THIS PROSPECTUS MAY NOT BE USED TO OFFER OR SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

        The securities may be sold by us to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information on the methods of sale, you should refer to the section entitled "Plan of Distribution" in this prospectus. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable discounts or commissions and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

February 12, 2004

About This Prospectus	B-i
Summary	B-1
Risk Factors	B-6
Forward-Looking Information	B-20
Financial Ratios	B-21
Use of Proceeds	B-22
Description of Capital Stock	B-23
Description of Depositary Shares	B-26
Description of Debt Securities	B-29
Description of Warrants	B-36
Description of Stock Purchase Contracts and Stock Purchase Units	B-40
Legal Ownership of Securities	B-41
Plan of Distribution	B-45
Legal Matters	B-47
Experts	B-47
Where You Can Find Additional Information	B-47

        You should rely only on the information contained or incorporated by reference into this prospectus or any applicable prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of the securities to be sold under this prospectus in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date on the front cover of this prospectus or the prospectus supplement, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a "shelf" registration process. Under this shelf registration process, we may sell common stock, preferred stock, depositary shares, debt securities, warrants, stock purchase contracts and stock purchase units in one or more offerings up to a total dollar amount of $300,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell any securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of those securities. We may also add, update or change in a prospectus supplement any of the information contained in this prospectus or in documents we have incorporated by reference into this prospectus. This prospectus, together with the applicable prospectus supplements and the documents incorporated by reference into this prospectus, includes all material information relating to this offering. You should carefully read both this prospectus and the applicable prospectus supplement together with the additional information described under "Where You Can Find Additional Information" before buying securities in this offering.

B-i

SUMMARY

        This summary provides an overview of selected information and does not contain all the information you should consider. You should carefully read both this prospectus, including the information under "Risk Factors," and the applicable prospectus supplement together with the additional information described under "Where You Can Find Additional Information" before buying securities in this offering. When used in this prospectus, unless otherwise indicated, the terms "we", "our", and "us" refer to Amylin and its subsidiaries.

Amylin Pharmaceuticals, Inc.

        We are a biopharmaceutical company engaged in the discovery, development and commercialization of drug candidates for the treatment of diabetes and other metabolic diseases. We currently have two lead drug candidates in late stage development for the treatment of diabetes, SYMLIN® (pramlintide acetate) and exenatide. We have received a letter from the United States Food and Drug Administration, or FDA, indicating that SYMLIN is approvable for marketing in the United States, as an adjunctive therapy with insulin, subject to satisfactory results from additional clinical trials. In May 2003, we completed the additional clinical trials requested by the FDA and in June 2003, we submitted an amendment to our new drug application, or NDA, for SYMLIN.

        Our second drug candidate, exenatide is being investigated for its potential to treat people with type 2 diabetes. Exenatide recently completed pivotal Phase 3 clinical trials. All of the pivotal studies met the primary glucose control endpoint as measured by hemoglobin A1c (A1C). A1C is a measure that reflects average glucose levels over the prior 3 to 4 month period. We believe the data from the Phase 3 program provides a solid base for a regulatory submission to the FDA, currently projected for mid-2004. Additionally, we are developing a sustained release formulation of exenatide, exenatide LAR, that is in a Phase 2 clinical program. We have a collaboration agreement with Eli Lilly and Company, or Lilly, for the worldwide development and commercialization of exenatide and sustained release formulations of exenatide.

        We have an ongoing Phase 2 program utilizing continuous infusion of glucagon-like peptide 1, otherwise known as GLP-1 or AC2592, for the treatment of patients with severe congestive heart failure. We maintain a focused research and development program to discover and in-license additional drug candidates for the treatment of metabolic diseases.

        Our principal executive offices are located at 9360 Towne Centre Drive, Suite 110, San Diego, CA 92121, and our telephone number is (858) 552-2200. We were incorporated in Delaware in September 1987. We maintain a worldwide website at www.amylin.com. The reference to our worldwide web address does not constitute incorporation by reference of the information contained on our website. Our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, our Current Reports on Form 8-K and all amendments to those reports that we file with the Securities and Exchange Commission, or SEC, are currently available free of charge to the general public through our website at www.amylin.com. These reports are accessible on our website at a reasonably practicable time after being filed with the SEC.

The Securities We May Offer

        We may offer shares of our common stock and preferred stock, depositary shares, various series of debt securities, warrants to purchase any of such securities, stock purchase contracts and stock purchase units with a total value of up to $300 million from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

  •
  designation or classification;

  •
  aggregate principal amount or aggregate offering price;

  •
  maturity;

  •
  original issue discount, if any;

  •
  rates and times of payment of interest, dividends or other payments, if any;

  •
  redemption, conversion, exchange, settlement or sinking fund terms, if any;

  •
  conversion, exchange or settlement prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion, exchange or settlement prices or rates and in the securities or other property receivable upon conversion, exchange or settlement;

  •
  ranking;

  •
  restrictive covenants, if any;

  •
  voting or other rights, if any; and

  •
  important federal income tax considerations.

        The prospectus supplement also may add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

        We may sell the securities directly to or through underwriters, dealers or agents. We, and our underwriters or agents, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities through underwriters or agents, we will include in the applicable prospectus supplement:

  •
  the names of those underwriters or agents;

  •
  applicable fees, discounts and commissions to be paid to them;

  •
  details regarding over-allotment options, if any; and

  •
  the net proceeds to us.

        Common Stock.    We may issue shares of our common stock from time to time. Holders of our common stock are entitled to one vote per share for the election of directors and on all other matters that require stockholder approval. Subject to any preferential rights of any outstanding preferred stock, in the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in the assets remaining after payment of liabilities and the liquidation preferences of any outstanding preferred stock. Our common stock does not carry any preemptive rights enabling a holder to subscribe for, or receive shares of, any class of our common stock or any other securities convertible into shares of any class of our common stock, or any redemption rights.

        Preferred Stock.    We may issue shares of our preferred stock from time to time, in one or more series. Under our amended and restated certificate of incorporation, our board of directors has the authority, without further action by stockholders, to designate up to 7,500,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges, qualifications and restrictions granted to or imposed upon the preferred stock, including dividend rights, conversion rights, voting rights, rights and terms of redemption, liquidation preference and sinking fund terms, any or all of which may be greater than the rights of the common stock. To date, our board of directors has designated 2,000,000 of the 7,500,000 authorized shares of preferred stock as series A junior participating preferred stock, which series is described in greater detail in this prospectus under "Description of Capital Stock—Stockholder Rights Plan."

        We will fix the rights, preferences, privileges, qualifications and restrictions of the preferred stock of each series that we sell under this prospectus and applicable prospectus supplements in the certificate of designation relating to that series. We will incorporate by reference into the registration statement of which this prospectus is a part the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. We urge you to read the prospectus supplements related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

        Depositary Shares.    We may elect to offer fractional shares of preferred stock rather than full shares of preferred stock and, in that event, will issue receipts for depositary shares. Each of these depositary shares will represent a fraction, which will be set forth in the applicable prospectus supplement, of a share of the applicable series of preferred stock.

        Any depositary shares that we sell under this prospectus will be evidenced by depositary receipts issued under a deposit agreement between us and a depositary with whom we deposit the shares of the applicable series of preferred stock that underlie the depositary shares that are sold. A form of deposit agreement, including a form of depositary receipt, has been filed as an exhibit to the registration statement of which this prospectus is a part, and supplements to those forms containing other terms of any depositary shares that we sell under this prospectus will be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC. We urge you to read the prospectus supplements related to any depositary shares being sold, as well as the complete deposit agreement and depositary receipt.

        Debt Securities.    We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsubordinated debt that we may have and may be secured or unsecured. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all or some portion of our indebtedness. Any convertible debt securities that we issue will be convertible into or exchangeable for our common stock or other securities of ours. Conversion may be mandatory or at your option and would be at prescribed conversion rates.

        The debt securities will be issued under one or more documents called indentures, which are contracts between us and a trustee for the holders of the debt securities. In this prospectus, we have summarized certain general features of the debt securities. We urge you, however, to read the prospectus supplements related to the series of debt securities being offered, as well as the complete indentures that contain the terms of the debt securities. Indentures have been filed as exhibits to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of debt securities being offered will be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC.

        Warrants.    We may issue warrants for the purchase of common stock, preferred stock, depositary shares and/or debt securities in one or more series, from time to time. We may issue warrants independently or together with common stock, preferred stock, depositary shares and/or debt securities, and the warrants may be attached to or separate from those securities.

        The warrants will be evidenced by warrant certificates issued under one or more warrant agreements, which are contracts between us and an agent for the holders of the warrants. In this prospectus, we have summarized certain general features of the warrants. We urge you, however, to read the prospectus supplements related to the series of warrants being offered, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants. Forms of warrant agreements and warrant certificates relating to warrants for the purchase of common stock, preferred stock, depositary shares and debt securities have been filed as exhibits to the registration statement of which this prospectus is a part, and complete warrant agreements and warrant certificates containing the terms of the warrants being offered will be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC.

        Stock Purchase Contracts and Stock Purchase Units.    We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to holders, a specified or varying number of shares of common stock or preferred stock or depositary shares at a future date. Alternatively, the stock purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specified or varying number of shares of common stock or preferred stock or depositary shares. The stock purchase contracts may be issued separately or as units, known as stock purchase units, consisting of a stock purchase contract and any combination of debt securities, common stock, other stock purchase contracts and debt obligations of third parties, including U.S. Treasury securities, in each case securing holders' obligations to purchase or to sell, as the case may be, common stock, preferred stock or depositary shares under the stock purchase contract.

        In this prospectus, we have summarized certain general features of the stock purchase contracts and stock purchase units. We urge you, however, to read the prospectus supplements related to the specific stock purchase contracts or stock purchase units being offered, as well as the complete instruments that contain the terms of the securities that are subject to those stock purchase contracts or stock purchase units. Certain of those instruments, or forms of those instruments, have been filed as exhibits to the registration statement of which this prospectus is a part, and supplements to those instruments or forms may be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC. We will incorporate by reference into the registration statement of which this prospectus is a part the form of any stock purchase contract or stock purchase unit that we are offering before the sale of the related stock purchase contract or stock purchase unit.

Financial Ratios

        Our ratio of earnings to fixed charges and the ratio of our combined fixed charges and preference dividends to earnings for the years ended December 31, 1998 through 2002 and the nine months ended September 30, 2003 are set forth in the table below.

	Years Ended December 31,
						Nine Months Ended Sept. 30, 2003
	1998	1999	2000	2001	2002
Ratio of earnings to fixed charges	—	—	—	—	—	—
Ratio of combined fixed charges and preference dividends to earnings	—	—	—	—	—	—

        The ratio of earnings to fixed charges is computed by dividing "earnings," by fixed charges. "Earnings" consist of loss from continuing operations before income taxes, plus fixed charges. Fixed charges consist of interest expense and that portion of rental payments under operating leases we believe to be representative of interest. The ratio of combined fixed charges and preference dividends to earnings is computed by dividing fixed charges plus preference dividends, by "earnings." Preference dividends consist of the amount of "earnings" before income tax required to pay dividends on outstanding preference securities. "Earnings" were insufficient to cover fixed charges by $105.5 million for the nine months ended September 30, 2003, and $51.1 million, $30.9 million, $44.0 million, $72.0 million and $109.8 million for the years ended December 31, 1998 through 2002, respectively. "Earnings" were insufficient to cover fixed charges and preference dividends by $105.5 million for the nine months ended September 30, 2003, and $51.1 million, $31.4 million, $44.0 million, $72.0 million and $109.8 million for the years ended December 31, 1998 through 2002, respectively. For the periods set forth in the table above, we had preference securities outstanding only during 1999, and have no preference securities outstanding as of the date of this prospectus.

RISK FACTORS

        An investment in our securities is risky. Prior to making a decision about investing in our securities, you should carefully consider the specific risks discussed under "Risk Factors" in both the prospectus and the applicable prospectus supplement, together with all of the other information contained in this prospectus and any prospectus supplement or incorporated by reference in this prospectus. The risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties not presently known to us, or that currently do not appear material to us, may also harm our business. If any of the risks or uncertainties described below or any such additional risks and uncertainties actually occur, our business, results of operations and financial condition could be materially and adversely affected. In that case, the trading price of the securities being offered by this prospectus and the applicable prospectus supplement could decline, and you might lose all or part of your investment.

        Keep these risk factors in mind when you read forward-looking statements contained elsewhere or incorporated by reference in this prospectus or the applicable prospectus supplement. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward- looking. These statements are often, but not always, made through the use of words or phrases such as "anticipate", "estimate", "plan", "project", "continuing", "ongoing", "expect", "will", "could", "may", "management believes", "we believe", "we intend" and similar words or phrases. Accordingly, these statements involve estimates, assumptions and uncertainties which could cause actual results to differ materially from those expressed in them.

Risks Related to Amylin

We have a history of operating losses, anticipate future losses, may not generate revenues from product sales and may never become profitable.

        We have experienced significant operating losses since our inception in 1987, including losses of approximately $72.0 million in 2001, $109.8 million in 2002, and $105.5 million in the nine months ended September 30, 2003. As of September 30, 2003, we had an accumulated deficit of approximately $623 million. The extent of our future losses and the timing of potential profitability are highly uncertain, and we may never achieve profitable operations. We have been engaged in discovering and developing drugs since inception, which has required, and will continue to require, significant research and development expenditures. We have derived substantially all of our revenues to date from development funding, fees and milestone payments under collaborative agreements and from interest income. To date, we have not received any revenues from product sales. Even if we succeed in commercializing our lead drug candidate, SYMLIN, or another drug candidate, we expect to incur losses for at least the next several years, and we expect that our losses may increase as we expand our research and development activities. These losses, among other things, have had and will have an adverse effect on our stockholders' equity and working capital. To achieve profitable operations, we, alone or with others, must successfully develop, manufacture, obtain required regulatory approvals and market our drug candidates. If we become profitable, we may not remain profitable.

We will require future capital and are uncertain of the availability or terms of additional funding, and if additional capital is not available or not available on acceptable terms, we may have to reduce the size of our operations.

        We must continue to find sources of capital in order to complete the development and commercialization of our drug candidates. Our future capital requirements will depend on many factors, including:

  •
  progress with our preclinical studies and clinical trials;

  •
  the continuation of our collaboration with Lilly for the development and commercialization of exenatide and sustained release formulations of exenatide, including exenatide LAR;

  •
  our ability to meet milestone objectives under our collaboration with Lilly;

  •
  our access to loan amounts under our collaboration with Lilly;

  •
  scientific progress in our other research programs and the magnitude of these programs;

  •
  the time and costs involved in obtaining regulatory approvals for the marketing of any of our drug candidates;

  •
  the costs of manufacturing any of our drug candidates;

  •
  our ability, and the ability of any partner, to effectively market, sell and distribute SYMLIN, exenatide and our other drug candidates subject to obtaining regulatory approval;

  •
  our ability to establish one or more marketing, distribution or other commercialization arrangements for SYMLIN and AC2592;

  •
  the cost of any potential licenses or acquisitions;

  •
  the costs involved in preparing, filing, prosecuting, maintaining and enforcing patents or defending ourselves against competing technological and market developments; and

  •
  the potential need to repay existing indebtedness.

        You should be aware that:

  •
  we may not be able to obtain additional financial resources in the necessary time frame or on terms favorable to us, if at all;

  •
  any available additional financing may not be adequate; and

  •
  we may be required to use a portion of future financing to repay existing indebtedness to our current or future creditors.

        If adequate funds are not available, we may have to delay, scale back or eliminate one or more of our development programs, or obtain funds by entering into more arrangements with collaborative partners or others that may require us to relinquish rights to certain of our drug candidates or technologies that we would not otherwise relinquish.

        Upon completion of its review of the data from our pivotal Phase 3 trials for exenatide and contingent on certain other events, Lilly will allow us to borrow up to $110 million under a loan agreement in order to fund a portion of our development and commercialization costs for exenatide. If we incur any debt under the Lilly loan agreement, it will be secured debt and will become due beginning upon the earlier of June 30, 2007 or the first anniversary of the date when a product developed under our collaboration with Lilly is first launched.

        In the event we are unable to obtain additional financing on acceptable terms, we may not have the financial resources to continue research and development of SYMLIN, exenatide, exenatide LAR or any of our other drug candidates and we could be forced to curtail or cease our operations, which would adversely affect the trading price of the securities offered by this prospectus and the applicable prospectus supplement.

We are substantially dependent on our collaboration with Lilly for the development and commercialization of exenatide and exenatide LAR.

        We have entered into collaborative arrangements with Lilly, who currently markets diabetes therapies and is developing additional diabetes drug candidates, to develop and commercialize exenatide and sustained release formulations of exenatide, including exenatide LAR. We entered into this collaboration in order to:

  •
  fund some of our research and development activities;

  •
  assist us in seeking and obtaining regulatory approvals; and

  •
  assist us in the successful commercialization of exenatide and exenatide LAR.

        In general, we cannot control the amount and timing of resources that Lilly may devote to our collaboration. If Lilly fails to assist in the development and commercialization of exenatide and exenatide LAR, or if Lilly's efforts are not effective, our business may be negatively affected. Our collaboration with Lilly may not continue or result in commercialized drugs. Lilly can terminate our collaboration under certain circumstances, some of which are outside of our control. If Lilly ceased funding and/or developing exenatide or sustained release formulations of exenatide, we would have to seek additional sources for funding and may have to delay, reduce or eliminate one or more of our development programs for these compounds.

We may be unable to obtain regulatory clearance to market our drug candidates in the United States or foreign countries on a timely basis, or at all.

        Our drug candidates are subject to extensive government regulations related to development, clinical trials, manufacturing and commercialization. The process of obtaining FDA and other regulatory approvals is costly, time consuming, uncertain and subject to unanticipated delays. The FDA may refuse to approve an application for approval of a drug candidate if it believes that applicable regulatory criteria are not satisfied. The FDA may also require additional testing for safety and efficacy. Moreover, if the FDA grants regulatory approval of a product, the approval may be limited to specific indications or limited with respect to its distribution, which could limit our revenues. Foreign regulatory authorities may apply similar limitations or may refuse to grant any approval.

        The data collected from our clinical trials may not be sufficient to support approval of SYMLIN, exenatide or any of our other drug candidates by the FDA or any foreign regulatory authorities. In October 2001, the FDA indicated that SYMLIN is approvable for both type 1 and insulin-using type 2 diabetes, however, the FDA also requested additional clinical trials focusing on the safety of SYMLIN when used by patients with type 1 diabetes and a few small studies to clarify suggested prescribing information. We do not expect the FDA to require any extended studies in type 2 diabetes patients as a condition to granting marketing approval of SYMLIN in the United States. In May 2003 we completed the additional clinical trials requested by the FDA and, in June 2003 submitted an amendment to our NDA for SYMLIN.

        With respect to exenatide LAR and AC2592, we are currently in the process of conducting Phase 2 clinical programs. Lilly is primarily responsible for obtaining regulatory approvals in territories outside the United States for exenatide and exenatide LAR.

        Moreover, manufacturing facilities operated by the third party manufacturers with whom we may contract to manufacture SYMLIN, exenatide and our other drug candidates may not pass an FDA or other regulatory authority preapproval inspection. Any failure or delay in obtaining these approvals could prohibit or delay us or any of our business partners from marketing these drug candidates.

        Consequently, even if we believe that preclinical and clinical data are sufficient to support regulatory approval for these drug candidates, the FDA and foreign regulatory authorities may not ultimately approve SYMLIN, exenatide or our other drug candidates for commercial sale in any jurisdiction. If these drug candidates do not meet applicable regulatory requirements for approval, we may not have the financial resources to continue research and development of any of our drug candidates and we may not be able to generate revenues from the commercial sale of any of our drug candidates.

Delays in the conduct or completion of our clinical trials or the analysis of the data from our clinical trials may result in delays in our planned filings for regulatory approvals, and may adversely affect our ability to enter into new collaborative arrangements.

        We cannot predict whether we will encounter problems with any of our completed, ongoing or planned clinical studies that will cause us or regulatory authorities to delay or suspend our ongoing clinical studies, delay or suspend planned clinical studies, or delay the analysis of data from our completed or ongoing clinical studies. If the results of our ongoing or planned clinical studies for our drug candidates are not available when we expect or if we encounter any delay in the analysis of data from our clinical studies:

  •
  we may be unable to complete our Phase 2 programs for exenatide LAR;

  •
  we may be unable to complete our Phase 2 programs for AC2592;

  •
  we may have to delay our planned filings for regulatory approval of our drug candidates;

  •
  some of our potential milestone payments under our collaboration with Lilly may become convertible into shares of our common stock;

  •
  we may not have the financial resources to continue research and development of any of our drug candidates; and

  •
  we may not be able to enter into additional collaborative arrangements relating to any drug candidate subject to delay in clinical studies or delay in regulatory filings.

        In addition, in the event of delays in our clinical program for exenatide, Lilly may terminate our collaboration for the development and commercialization of exenatide and sustained release formulations of exenatide on three months notice. Moreover, if the FDA does not accept for filing a new drug application for exenatide by December 31, 2005, and for a sustained release formulation of exenatide by December 31, 2007, Lilly will have the right to convert a portion of future milestone payments that we receive under our collaboration into shares of our common stock at a conversion price equal to the fair market value of our common stock at the time of any such conversion.

        Any of the following could delay the completion of our ongoing and planned clinical studies:

  •
  ongoing discussions with the FDA or comparable foreign authorities regarding the scope or design of our clinical trials;

  •
  delays in enrolling volunteers;

  •
  lower than anticipated retention rate of volunteers in a clinical trial;

  •
  negative results of clinical studies;

  •
  insufficient supply or deficient quality of drug candidate materials or other materials necessary for the performance of clinical trials;

  •
  our inability to reach agreement with Lilly regarding the scope, design, conduct or costs of clinical trials with respect to exenatide or sustained release formulations of exenatide; or

  •
  serious side effects experienced by study participants relating to a drug candidate.

We have a significant amount of indebtedness and may incur additional indebtedness in the future, which could adversely affect our operations.

        We have substantial indebtedness outstanding and have the potential borrowing capacity under our collaboration with Lilly of up to $110 million. We may also incur additional indebtedness in the future, including by offering debt securities under this prospectus and any applicable prospectus supplement.

        Our significant indebtedness poses risks to our business, including the risks that:

  •
  we will need to use our cash to pay principal and interest on our debt, thereby reducing the funds available to fund our research and development programs, strategic initiatives and working capital requirements;

  •
  we may be forced to sell assets, or seek additional capital, which we may be unable to do at all or on terms favorable to us;

  •
  our level of indebtedness may make us more vulnerable to economic or industry downturns; and

  •
  our debt service obligations increase our vulnerabilities to competitive pressures, because many of our competitors are less leveraged than we are.

Even if we obtain initial regulatory approval for a drug candidate, if we fail to comply with extensive continuing regulations enforced by domestic and foreign regulatory authorities, it could delay or reduce our revenues and harm our ability to generate future revenues, which would negatively impact our ability to fund our commercialization strategy and our research and development programs.

        Even if we or our business partners are able to obtain regulatory approval for a drug candidate in the United States or other countries, the approval will be subject to continual review, and newly discovered or developed safety issues may result in revocation of the regulatory approval. Moreover, if we obtain marketing approval for a drug candidate in the United States, the marketing of the product will be subject to extensive regulatory requirements administered by the FDA and other regulatory bodies, including adverse event reporting requirements and the FDA's general prohibition against promoting products for unapproved uses. The manufacturing facilities for our drug candidates are also subject to continual review and periodic inspection and approval of manufacturing modifications. Domestic manufacturing facilities are subject to biennial inspections by the FDA and must comply with the FDA's current Good Manufacturing Practices (cGMP) regulations. The FDA stringently applies regulatory standards for manufacturing. In complying with these regulations, manufacturers must spend funds, time and effort in the areas of production, record keeping, personnel and quality control to ensure full technical compliance. Failure to comply with any of these post-approval requirements can, among other things, result in warning letters, product seizures, recalls, fines, injunctions, suspensions or revocations of marketing licenses, operating restrictions and criminal prosecutions. Any of these enforcement actions or any unanticipated changes in existing regulatory requirements or the adoption of new requirements could adversely affect our ability to market products and generate revenues and thus adversely affect our ability to continue as a going concern and cause the trading price of the securities offered by this prospectus and the applicable prospectus supplement to fall.

        The manufacturers of our product candidates also are subject to numerous federal, state and local laws relating to such matters as safe working conditions, manufacturing practices, environmental protection, fire hazard control and hazardous substance disposal. In the future, our manufacturers may incur significant costs to comply with those laws and regulations, which could increase our manufacturing costs and reduce our ability to operate profitably.

We have not previously sold, marketed or distributed any of our products and may not be able to successfully commercialize SYMLIN, exenatide or other drug candidates.

        We have not previously sold, marketed or distributed any of our products. As our drug candidates progress towards ultimate commercialization, we will need to develop our sales and marketing abilities with respect to those candidates. In 2003, we began to co-promote Humatrope®, a Lilly product, to selected endocrinologists in the United States for a short period of time. To promote Humatrope, we hired a small national sales force and related support staff. Over the past six months, in anticipation of regulatory approval of SYMLIN, we have begun the process of expanding our internal sales and marketing function to prepare for marketing SYMLIN. To market SYMLIN and exenatide, if approved, we may need a significantly larger internal sales and marketing function. We may be unable to successfully hire and retain key sales and marketing personnel that we need to effectively manage and carry out the commercialization of SYMLIN, exenatide and our other drug candidates. Even if we manage to hire and retain necessary personnel, we may be unable to implement our sales, marketing and distribution strategies effectively or profitably. In addition, because our agreement to promote Humatrope is only for a short period of time, in the event that SYMLIN, exenatide or another of our drug candidates are not approved for marketing by the FDA, we will have incurred significant expenses for the buildup of a commercialization function that we may not be able to recover.

Our ability to enter into third-party relationships is important to our successful development and commercialization of SYMLIN, exenatide and our other drug candidates and our potential profitability.

        To market any of our products in the United States or elsewhere, we must develop internally or obtain access to sales and marketing forces with technical expertise and with supporting distribution capability in the relevant geographic territory. With respect to sales, marketing and distribution outside the United States, we will be substantially dependent on Lilly for activities relating to exenatide and sustained release formulations, including exenatide LAR. We believe that we will likely need to enter into marketing and distribution arrangements with third parties for, or find a corporate partner who can provide support for, the commercialization of SYMLIN or our other drug candidates outside the United States. We may also enter into arrangements with third parties for the commercialization of SYMLIN or any of our other drug candidates within the United States. With respect to exenatide and exenatide LAR, we intend to co-promote those drug candidates with Lilly within the United States. If Lilly ceased commercializing exenatide or exenatide LAR for any reason, we would likely need to either enter into a marketing and distribution arrangement with a third party for those products or significantly increase our internal sales and commercialization infrastructure.

        We may not be able to enter into marketing and distribution arrangements or find a corporate partner for SYMLIN or our other drug candidates. If we are not able to enter into a marketing or distribution arrangement or find a corporate partner who can provide support for commercialization of our drug candidates as we deem necessary, we may not be able to successfully perform these marketing or distribution activities. Moreover, any new marketer or distributor or corporate partner for our drug candidates, including Lilly, with whom we choose to contract may not establish adequate sales and distribution capabilities or gain market acceptance for our products, if any.

Our ability to generate revenues will be diminished if we fail to obtain acceptable prices or an adequate level of reimbursement for our products from third-party payors.

        The requirements governing product licensing, pricing and reimbursement vary widely from country to country. Some countries require approval of the sale price of a drug before it can be marketed. In many countries, the pricing review period begins after product licensing approval is granted. As a result, we may obtain regulatory approval for a product in a particular country, but then be subject to price regulations that reduce our revenues from the sale of the product. Also, in some foreign markets, pricing of prescription pharmaceuticals is subject to continuing governmental control even after initial marketing approval. If we succeed in bringing SYMLIN, exenatide or any other drug candidate to the market, we cannot be certain that the products will be considered cost effective and that reimbursement will be available or will be sufficient to allow us to sell the products on a competitive basis.

        The continuing efforts of government and third-party payors to contain or reduce the costs of health care through various means may limit our commercial opportunity. For example, in some foreign markets, pricing and profitability of prescription pharmaceuticals are subject to government control. In the United States, we expect that there will continue to be a number of federal and state proposals to implement similar government control. In addition, increasing emphasis on managed care in the United States will continue to put pressure on the pricing of pharmaceutical products. Cost control initiatives could decrease the price that any of our collaborators or we would receive for any products in the future. Further, cost control initiatives could adversely affect our collaborators' ability to commercialize our products, our ability to realize revenues from this commercialization, and our ability to fund the development of future drug candidates.

        Our ability to commercialize pharmaceutical products, alone or with collaborators, may depend in part on the extent to which adequate reimbursement for the products will be available from:

  •
  governmental and health administration authorities;

  •
  private health insurers; and

  •
  other third-party payors.

        Significant uncertainty exists as to the reimbursement status of newly approved health care products. Third-party payors, including Medicare, are challenging the prices charged for medical products and services. Government and other third-party payors increasingly are attempting to contain health care costs by limiting both coverage and the level of reimbursement for new drugs and by refusing, in some cases, to provide coverage for uses of approved products for disease indications for which the FDA has not granted labeling approval. Third-party insurance coverage may not be available to patients for any products we discover and develop, alone or with collaborators. If government and other third-party payors do not provide adequate coverage and reimbursement levels for our products, the market acceptance of these products may be reduced.

We do not manufacture our own drug candidates and may not be able to obtain adequate supplies, which could cause delays or reduce profit margins.

        The manufacturing of sufficient quantities of new drug candidates is a time-consuming and complex process. We have no manufacturing capabilities. In order to continue to develop our drug candidates, apply for regulatory approvals and ultimately commercialize additional products, we need to contract or otherwise arrange for the necessary manufacturing.

        There are a limited number of manufacturers that operate under the FDA's cGMP capable of manufacturing for us. If we are not able to arrange for third party manufacturing on commercially reasonable terms, we may not be able to complete development of our drug candidates or market them on a timely basis, if at all.

        Reliance on third party manufacturers entails risks to our ability to commercialize our products or conduct clinical trials and include the risks of reliance on the third-party for regulatory compliance and quality assurance, third-party refusal to supply on a long-term basis, the possibility of breach of the manufacturing agreement by the third-party and the possibility of termination or non-renewal of the agreement by the third-party, based on its business priorities, at a time that is costly or inconvenient for us. If any of these risks occur, our product supply will be interrupted resulting in lost or delayed revenues and delayed clinical trials.

        If any of our existing or future manufacturers cease to manufacture or are otherwise unable to deliver SYMLIN, exenatide, exenatide LAR or our other drug candidates, in either bulk or dosage form, or other product components, including pens for the delivery of these products, we may need to engage additional manufacturers. The cost and time to establish manufacturing facilities would be substantial. As a result, using a new manufacturer could disrupt our ability to supply our products and/or reduce our profit margins. Any delay or disruption in the manufacturing of bulk product, the dosage form of our products or other product components, including pens for delivery of our products, could harm our ability to generate product sales, harm our reputation and require us to raise additional funds.

        We work with three contract suppliers, Bachem California, UCB S.A., and Mallinckrodt, Inc., who have the capabilities for the commercial manufacture of bulk SYMLIN. Two of these suppliers have entered into long-term agreements with us. We have a short-term agreement with OMJ Pharmaceuticals, Inc. for the dosage form of SYMLIN in vials, and are currently negotiating with other manufacturers to provide a long-term supply. We have a long-term agreement with CP Pharmaceuticals Ltd., a subsidiary of Wockhardt Ltd., for the dosage form of SYMLIN in cartridges and are working with a manufacturer, Ypsomed AG, for the manufacture of pens for delivery of SYMLIN in cartridges. These manufacturers may not be able to make the transition to commercial production. While we believe that business relations between us and our manufacturers are generally good, we cannot predict whether any of the manufacturers that we may use will meet our requirements for quality, quantity or timeliness for the manufacture of bulk SYMLIN, dosage form SYMLIN or pens. For exenatide, Lilly has entered into a long-term agreement with us for the manufacture of pens. We are in negotiations with third-party manufacturers for, but do not yet have long-term contracts for, the manufacture of exenatide in bulk or in dosage form and in cartridges. Therefore, we may not be able to obtain supplies of products with acceptable quality, on acceptable terms or in sufficient quantities, if at all. Our dependence on third-parties for the manufacture of products may also reduce our gross profit margins and our ability to develop and deliver products in a timely manner.

Our other research and development programs may not result in additional drug candidates, which could limit our ability to generate revenue.

        Our research and development programs for drug candidates other than SYMLIN and exenatide are at an early stage. Any additional drug candidates will require significant research, development, preclinical and clinical testing, regulatory approval and/or commitments of resources before commercialization. We cannot predict whether our research will lead to the discovery of any additional drug candidates that could generate revenues for us.

If our patents are determined to be unenforceable or if we are unable to obtain new patents based on current patent applications or for future inventions, we may not be able to prevent others from using our intellectual property.

        As of September 30, 2003, we own or hold exclusive rights to 41 issued U.S. patents and approximately 52 pending U.S. patent applications. Of these issued patents and patent applications, we have a total of 17 issued U.S. patents and 10 pending U.S. patent applications that we believe are relevant to the development and commercialization of SYMLIN and three issued U.S. patents and 15 pending U.S. patent applications that we believe are relevant to the development and commercialization of exenatide or exenatide LAR. We also own or hold exclusive rights to various foreign patent applications that correspond to issued U.S. patents or pending U.S. patent applications. We do not hold issued composition-of-matter patents covering exenatide or exenatide LAR.

        Our success will depend in part on our ability to obtain patent protection for our drug candidates and technologies both in the United States and other countries. We cannot guarantee that any patents will issue from any pending or future patent applications owned by or licensed to us. Alternatively, a third party may successfully circumvent our patents. Our rights under any issued patents may not provide us with sufficient protection against competitive products or otherwise cover commercially valuable products or processes. In addition, because patent applications in the United States are maintained in secrecy for eighteen months after the filing of the applications, and publication of discoveries in the scientific or patent literature often lag behind actual discoveries, we cannot be sure that the inventors of subject matter covered by our patents and patent applications were the first to invent or the first to file patent applications for these inventions. In the event that a third party has also filed a patent on a similar invention, we may have to participate in interference proceedings declared by the U.S. Patent and Trademark Office to determine priority of invention, which could result in a loss of our patent position. Furthermore, we may not have identified all U.S. and foreign patents that pose a risk of infringement.

Litigation regarding patents and other proprietary rights may be expensive, cause delays in bringing products to market and harm our ability to operate.

        Our success will depend in part on our ability to operate without infringing the proprietary rights of third parties. Legal standards relating to the validity of patents covering pharmaceutical and biotechnological inventions and the scope of claims made under these patents are still developing. As a result, our ability to obtain and enforce patents is uncertain and involves complex legal and factual questions. Third parties may challenge or infringe upon existing or future patents. In the event that a third party challenges a patent, a court may invalidate the patent or determine that the patent is not enforceable. Proceedings involving our patents or patent applications or those of others could result in adverse decisions about:

  •
  the patentability of our inventions and products relating to our drug candidates; and/or

  •
  the enforceability, validity or scope of protection offered by our patents relating to our drug candidates.

        The manufacture, use or sale of any of our drug candidates may infringe on the patent rights of others. If we are unable to avoid infringement of the patent rights of others, we may be required to seek a license, defend an infringement action or challenge the validity of the patents in court. Patent litigation is costly and time consuming. We may not have sufficient resources to bring these actions to a successful conclusion. In addition, if we do not obtain a license, develop or obtain non-infringing technology, fail to successfully defend an infringement action or have infringing patents declared invalid, we may:

  •
  incur substantial monetary damages;

  •
  encounter significant delays in bringing our drug candidates to market; and/or

  •
  be precluded from participating in the manufacture, use or sale of our drug candidates or methods of treatment requiring licenses.

We may be unable to adequately prevent disclosure of trade secrets and other proprietary information.

        In order to protect our proprietary technology and processes, we rely in part on confidentiality agreements with our corporate partners, employees, consultants, outside scientific collaborators and sponsored researchers and other advisors. These agreements may not effectively prevent disclosure of confidential information and may not provide an adequate remedy in the event of unauthorized disclosure of confidential information. In addition, others may independently discover trade secrets and proprietary information. Costly and time-consuming litigation could be necessary to enforce and determine the scope of our proprietary rights, and failure to obtain or maintain trade secret protection could adversely affect our competitive business position.

Competition in the biotechnology and pharmaceutical industries may result in competing products, superior marketing of other products and lower revenues or profits for us.

        There are many companies that are seeking to develop products and therapies for the treatment of diabetes and other metabolic disorders. Our competitors include multinational pharmaceutical and chemical companies, specialized biotechnology firms and universities and other research institutions. A number of our largest competitors, including Bristol-Myers Squibb Company, Aventis, Eli Lilly and Company, GlaxoSmithKline, Merck & Co., Novartis, Novo Nordisk and Takeda Pharmaceuticals, are pursuing the development or marketing of pharmaceuticals that target the same diseases that we are targeting, and it is possible that the number of companies seeking to develop products and therapies for the treatment of diabetes and other metabolic disorders will increase. Many of our competitors have substantially greater financial, technical, human and other resources than we do. In addition, many of these competitors have significantly greater experience than we do in undertaking preclinical testing and human clinical studies of new pharmaceutical products and in obtaining regulatory approvals of human therapeutic products. Accordingly, our competitors may succeed in obtaining FDA approval for products more rapidly than we do, which would provide these competitors with an advantage for the marketing of products with similar potential uses. Furthermore, if we are permitted to commence commercial sales of products, we may also be competing with respect to manufacturing and product distribution efficiency and sales and marketing capabilities, areas in which we have limited or no experience as an organization.

        Our target patient population for SYMLIN is people with diabetes whose therapy includes multiple insulin injections daily. Exenatide is currently being studied for the treatment of type 2 diabetes. Other products are currently in development or exist in the market that may compete directly with the products that we are seeking to develop and market. Various products are available to treat type 2 diabetes, including:

  •
  sulfonylureas;

  •
  metformin;

  •
  insulin;

  •
  glinides;

  •
  alpha-glucosidase inhibitors; and

  •
  thiazolidinediones.

        In addition, several companies are developing various approaches to improve treatments for type 1 and type 2 diabetes. We cannot predict whether our drug candidates, even if successfully tested and developed, will have sufficient advantages over existing products to cause health care professionals to adopt them over other products or that our drug candidates will offer an economically feasible alternative to existing products.

We may not be able to keep up with the rapid technological change in the biotechnology and pharmaceutical industries, which could make our products obsolete and reduce our revenues.

        Biotechnology and related pharmaceutical technologies have undergone and continue to be subject to rapid and significant change. Our future will depend in large part on our ability to maintain a competitive position with respect to these technologies. Any products that we develop may become obsolete before we recover expenses incurred in developing those products, which may require that we raise additional funds to continue our operations.

Our future success depends on our ability to retain our chief executive officer and other key executives and to attract, retain and motivate qualified personnel.

        We are highly dependent on Ginger L. Graham, our President and Chief Executive Officer, and the other principal members of our executive and scientific teams. The loss of the services of any of these persons might impede the achievement of our research, development and commercialization objectives. Recruiting and retaining qualified sales, marketing and scientific personnel will also be critical to our success. We may not be able to attract and retain these personnel on acceptable terms given the competition between numerous pharmaceutical and biotechnology companies for similar personnel. We also experience competition for the hiring of scientific personnel from universities and research institutions. We do not maintain "key person" insurance on any of our employees. In addition, we rely on consultants and advisors, including scientific and clinical advisors, to assist us in formulating our research and development and commercialization strategy. Our consultants and advisors may be employed by employers other than us and may have commitments under consulting or advisory contracts with other entities that may limit their availability to us.

Our business has a substantial risk of product liability claims, and insurance may be expensive or unavailable.

        Our business exposes us to potential product liability risks that are inherent in the testing, manufacturing and marketing of human therapeutic products. Product liability claims could result in a recall of products or a change in the indications for which they may be used. We currently have limited product liability insurance, including clinical trial insurance, and will seek additional coverage prior to marketing any of our drug candidates. We cannot assure you that our insurance will provide adequate coverage against potential liabilities. Furthermore, clinical trial and product liability insurance is becoming increasingly expensive. As a result, we may not be able to maintain current amounts of insurance coverage, obtain additional insurance or obtain insurance at a reasonable cost or in sufficient amounts to protect against losses that could have a material adverse effect on us.

Our activities involve the use of hazardous materials, which subject us to regulation, related costs and delays and potential liabilities.

        Our research and development involves the controlled use of hazardous materials, chemicals and various radioactive compounds. Although we believe that our safety procedures for handling and disposing of these materials comply with the standards prescribed by state and federal regulations, the risk of accidental contamination or injury from these materials cannot be eliminated. If an accident occurs, we could be held liable for resulting damages, which could be substantial. We are also subject to numerous environmental, health and workplace safety laws and regulations, including those governing laboratory procedures, exposure to blood-borne pathogens and the handling of biohazardous materials. Additional federal, state and local laws and regulations affecting our operations may be adopted in the future. We may incur substantial costs to comply with, and substantial fines or penalties if we violate, any of these laws or regulations.

Our executive officers, directors and major stockholders control approximately 28.6% of our common stock.

        As of September 30, 2003, executive officers, directors and holders of 5% or more of our outstanding common stock, in the aggregate, owned or controlled approximately 28.6% of our outstanding common stock. As a result, these stockholders are able to influence all matters requiring approval by our stockholders, including the election of directors and the approval of corporate transactions. This concentration of ownership may also delay, deter or prevent a change in control of our company and may make some transactions more difficult or impossible to complete without the support of these stockholders.

We have been named as a defendant in securities class action litigation that could result in substantial costs and divert management's attention and resources.

        We are involved in an ongoing class action lawsuit that was filed against us, our chairman and former chief executive officer and another director in the United States District Court for the Southern District of California. The lawsuit alleges securities fraud in connection with various statements and alleged omissions relating to the development of SYMLIN, and seeks compensatory damages, payment of fees and expenses, and further relief. We may not be successful in our defense of such claims. If we are not successful, we could be forced to make changes to how we conduct our business or make significant payments to the plaintiffs' lawyers or our stockholders. Such changes or payments could have a material adverse effect on our business, financial condition and results of operations, particularly if any required payments are not entirely covered by our insurance. Even if our defense against such claims is successful, the litigation could result in substantial costs and divert management's attention and resources, which could adversely affect our business.

Significant volatility in the market price for our common stock could expose us to continued litigation risk.

        The market prices for securities of biopharmaceutical and biotechnology companies, including our common stock, have historically been highly volatile, and the market from time to time has experienced significant price and volume fluctuations that are unrelated to the operating performance of these biopharmaceutical and biotechnology companies. Since January 1, 2000, the high and low sales price of our common stock varied significantly, as shown in the following table:

	High	Low
Year ending December 31, 2003
Fourth Quarter (through December 9, 2003)	$30.40	$23.82
Third Quarter	30.75	20.95
Second Quarter	26.86	15.47
First Quarter	17.95	13.73
Year ended December 31, 2002
Fourth Quarter	$18.98	$14.45
Third Quarter	17.24	8.85
Second Quarter	11.86	8.01
First Quarter	11.10	7.32
Year ended December 31, 2001
Fourth Quarter	$11.20	$5.41
Third Quarter	11.11	4.94
Second Quarter	15.01	8.50
First Quarter	12.19	5.00

        Given the uncertainty of our future funding and of regulatory approval of SYMLIN, exenatide and our other drug candidates, we may continue to experience volatility of our stock price for the foreseeable future, which could cause volatility in the trading price for the securities offered by this prospectus and the applicable prospectus supplement. In addition, the following factors may significantly affect the market price of the securities offered by this prospectus and the applicable prospectus supplement:

  •
  announcements of additional clinical study results;

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  announcements of determinations by regulatory authorities with respect to our drug candidates;

  •
  developments in our relationships with current or future collaborative partners;

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  our ability to successfully implement our commercialization strategies;

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  fluctuations in our operating results;

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  developments in our relationships with third party manufacturers of our products and other parties who provide services to us;

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  public concern as to the safety of drugs that we are developing;

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  technological innovations or new commercial therapeutic products by us or our competitors;

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  developments in patent or other proprietary rights; and

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  governmental policy or regulation.

        Broad market and industry factors also may materially adversely affect the market price of our securities offered by this prospectus and the applicable prospectus supplement, regardless of our actual operating performance. Periods of volatility in the market price of our common stock expose us to securities class-action litigation, and we may continue to be the target of such litigation as a result of market price volatility in the future.

Risks Related to the Offered Securities

We have implemented anti-takeover provisions that could discourage or prevent an acquisition of our company, even if the acquisition would be beneficial to our stockholders, and as a result our management may become entrenched and hard to replace.

        Provisions in our amended and restated certificate of incorporation and bylaws, as amended, could make it more difficult for a third party to acquire us, even if doing so would benefit our stockholders. These provisions include:

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  allowing our board of directors to elect a director to fill a vacancy created by the expansion of the board of directors;

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  allowing our board of directors to issue, without stockholder approval, up to 5.5 million shares of preferred stock with terms set by the board of directors;

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  limiting the ability of holders of our outstanding common stock to call a special meeting of our stockholders; and

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  preventing stockholders from taking actions by written consent and requiring all stockholder actions to be taken at a meeting of our stockholders.

        Each of these provisions, as well as selected provisions of Delaware law, could discourage potential takeover attempts, could adversely affect the trading price of the securities being offered by this prospectus and the applicable prospectus supplement and could cause our management to become entrenched and hard to replace. In addition to provisions in our charter documents and under Delaware law, an acquisition of our company could be made more difficult by our employee benefits plans and our employee change in control plan, under which, in connection with a change in control, stock options held by our employees may become vested and our executive officers may receive severance benefits. We also have implemented a stockholder rights plan, also called a poison pill, which could make it uneconomical for a third party to acquire us on a hostile basis.

Substantial future sales of our common stock by us or our existing stockholders or the conversion of our convertible debt to common stock could cause the trading price of the securities being offered by this prospectus and the applicable prospectus supplement to fall.

        Sales by existing stockholders of a large number of shares of our common stock in the public market or the perception that additional sales could occur could cause the trading price of the securities being offered by this prospectus and the applicable prospectus supplement to drop. Likewise, the issuance of shares of common stock upon conversion of our convertible notes or upon additional convertible debt or equity financings or other share issuances by us, including shares issued in connection with potential future strategic alliances and the uncertain number of additional shares that we may be required to issue under our agreements with Lilly, could adversely affect the trading price of securities offered by this prospectus and the applicable prospectus supplement. Our convertible notes are currently convertible into a total of up to approximately 5,400,000 shares.

The securities we are offering may not develop an active public market, which could depress the resale price of the securities.

        The securities we are offering, other than our common stock, will be new issues of securities for which there is currently no trading market. We cannot predict whether an active trading market for the securities will develop or be sustained. If an active trading market were to develop, the securities could trade at prices that may be lower than the initial offering price of the securities.

FORWARD-LOOKING INFORMATION

        This prospectus, including the documents that we incorporate by reference, contains, and the applicable prospectus supplement may contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as "anticipate", "estimate", "plan", "project", "continuing", "ongoing", "expect", "will", "could", "may", "management believes", "we believe", "we intend" and similar words or phrases. Accordingly, these statements involve estimates, assumptions and uncertainties which could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus and incorporated by reference in this prospectus and the factors discussed in the applicable prospectus supplement. The key factors that could cause actual results to differ materially from the forward-looking statements include:

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  scientific and technological uncertainties regarding our drug candidates;

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  risks and uncertainties regarding the adequacy of our clinical trial processes and whether the results of those clinical trials will be adequate to support regulatory filings and/or approvals;

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  risks associated with timing of clinical trials for exenatide and other drug candidates;

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  risks associated with timing of regulatory approval of SYMLIN and exenatide by the FDA and other regulatory agencies;

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  developments or changes in our relationships with current or future collaborative partners;

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  our ability to raise additional needed capital or consummate strategic or corporate partner transactions on favorable terms or at all; and

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  dependence on third party service providers and manufacturers of our products.

        Because the factors referred to above, as well as the risk factors beginning on page B-6 of this prospectus and the factors incorporated by reference in this prospectus and the factors discussed in the applicable prospectus supplement, could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. You should read these factors and the other cautionary statements we make in this prospectus and in the documents we incorporate by reference and in the applicable prospectus supplement as being applicable to all related forward-looking statements that we make in this prospectus and in the documents we incorporate by reference and in the applicable prospectus supplement. Further, any forward-looking statement speaks only as of the date on which it is made. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

        SYMLIN is our registered trademark. All other brand names or trademarks appearing or incorporated by reference in this prospectus or the applicable prospectus supplement are the property of their respective holders.

FINANCIAL RATIOS

        Our ratio of earnings to fixed charges and the ratio of our combined fixed charges and preference dividends to earnings for the years ended December 31, 1998 through 2002 and the nine months ended September 30, 2003 are set forth in the table below.

	Years Ended December 31,
						Nine Months Ended Sept. 30, 2003
	1998	1999	2000	2001	2002
Ratio of earnings to fixed charges	—	—	—	—	—	—
Ratio of combined fixed charges and preference dividends to earnings	—	—	—	—	—	—

        The ratio of earnings to fixed charges is computed by dividing "earnings," by fixed charges. "Earnings" consist of loss from continuing operations before income taxes, plus fixed charges. Fixed charges consist of interest expense and that portion of rental payments under operating leases we believe to be representative of interest. The ratio of combined fixed charges and preference dividends to earnings is computed by dividing fixed charges plus preference dividends, by "earnings." Preference dividends consist of the amount of "earnings" before income tax required to pay dividends on outstanding preference securities. "Earnings" were insufficient to cover fixed charges by $105.5 million for the nine months ended September 30, 2003, and $51.1 million, $30.9 million, $44.0 million, $72.0 million and $109.8 million for the years ended December 31, 1998 through 2002, respectively. "Earnings" were insufficient to cover fixed charges and preference dividends by $105.5 million for the nine months ended September 30, 2003, and $51.1 million, $31.4 million, $44.0 million, $72.0 million and $109.8 million for the years ended December 31, 1998 through 2002, respectively. For the periods set forth in the table above, we had preference securities outstanding only during 1999, and have no preference securities outstanding as of the date of this prospectus.

USE OF PROCEEDS

        Except as described in any prospectus supplement, we currently intend to use a portion of the net proceeds from the sale of our securities for research and development, primarily exenatide and sustained release formulation programs for exenatide, the planned commercialization of SYMLIN pending regulatory approvals, for potential licenses and acquisitions of complementary products, technologies or businesses and general corporate purposes. We have not identified precisely the aggregate amounts we plan to spend on any research and development program, on the exenatide and sustained release formulations for exenatide, on the planned commercialization of SYMLIN or on any specific license or acquisition, if any, nor have we determined the timing of these expenditures. The amounts actually expended for each purpose may vary significantly depending upon numerous factors, including the progress of our research, drug discovery and development programs, the results of preclinical and clinical studies and the timing of regulatory approvals.

DESCRIPTION OF CAPITAL STOCK

        Our authorized capital stock consists of 200 million shares of common stock, $0.001 par value, and 7.5 million shares of preferred stock, $0.001 par value, of which 2.0 million shares have been designated as series A junior participating preferred stock. As of September 30, 2003, there were 93,407,848 shares of common stock outstanding and no shares of preferred stock outstanding.

Common Stock

        The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election. Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available for distribution. Upon our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to our common stock. All outstanding shares of common stock are fully paid and non-assessable.

Preferred Stock

        Pursuant to our amended and restated certificate of incorporation, our board of directors has the authority, without further action by the stockholders, to issue up to 7,500,000 shares of preferred stock in one or more series. Our board shall determine the rights, preferences, privileges and restrictions of the preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of any series. Our board has designated 2,000,000 shares of preferred stock as series A junior participating preferred stock.

        The issuance of preferred stock could adversely affect the voting power of holders of common stock, and the likelihood that holders of preferred stock will receive dividend payments and payments upon liquidation may have the effect of delaying, deferring or preventing a change in control of our company, which could depress the trading price of the securities offered by this prospectus and the applicable prospectus supplement.

Anti-Takeover Effects of Provisions of Delaware Law and Our Charter Documents

        Delaware Takeover Statute.    We are subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, the statute prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. For purposes of Section 203, a business combination includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and an interested stockholder is a person who, together with affiliates and associates, owns (or within three years prior, did own) 15% or more of the corporation's voting stock.

        Charter Documents.    Our amended and restated certificate of incorporation requires that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by a consent in writing. Additionally, our amended and restated certificate of incorporation:

  •
  generally prohibits the use of cumulative voting in the election of directors;

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  provides that the authorized number of directors may be changed only by resolution of our board of directors; and

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  authorizes our board of directors to issue blank check preferred stock, which, if convertible into common stock, could increase the number of shares of common stock outstanding.

        Our amended and restated bylaws provide that candidates for director may be nominated only by our board of directors or by a stockholder, who must give us 120 days advance notice of a proposed nominee. Also, stockholders must give us 120 days advance notice of business to be brought by a stockholder before a stockholders' meeting. The authorized number of directors is fixed in accordance with our amended and restated certificate of incorporation. Our board of directors may appoint new directors to fill vacancies or newly created directorships. Our amended and restated bylaws also limit who may call a special meeting of stockholders.

        Our amended and restated certificate of incorporation contains a provision that requires the approval of the holders of 66 2/3% of our voting stock as a condition to a merger or various other business transactions with or proposed by an interested stockholder, which, for these purposes, means a holder of 15% or more of our voting stock. This approval is not required if the transaction is approved by our continuing directors, which, for these purposes, includes those of our directors who were either originally elected upon our incorporation, are not interested stockholders, or affiliated with an interested stockholder, or were nominated by, or whose election to the board of directors was recommended or approved by, a majority of the foregoing directors. This approval is also not required if certain minimum price criteria and other procedural requirements are met. The minimum price criteria generally require that, in a transaction in which stockholders are to receive payments, holders of our common stock must receive a value equal to the highest price paid by any interested stockholder for shares of our common stock during the prior two years and that such payment be made in cash or in the type of consideration paid by the interested stockholder for the greatest portion of its shares. Our board of directors believes that this provision will help assure that all of our stockholders will be treated similarly if certain kinds of business combinations are effected. However, this provision may make it more difficult to accomplish certain transactions that are opposed by the incumbent board of directors and that could be beneficial to stockholders.

        Delaware law and these charter provisions may have the effect of deterring hostile takeovers or delaying changes in control of our management, which could depress the trading price of securities being offered by this prospectus and the applicable prospectus supplement.

Stockholder Rights Plan

        We have 2,000,000 shares of series A junior participating preferred stock authorized and reserved for issuance in connection with our stockholder rights plan set forth in our Rights Agreement dated June 17, 2002 with American Stock Transfer and Trust Company, as rights agent. A copy of our Rights Agreement has been incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. Each outstanding share of our common stock has one preferred stock purchase right. The rights expire on June 16, 2012 unless exchanged or redeemed prior to that date. Our board may extend the expiration date.

        Generally, if any person or group acquires 15% or more of our common stock, the rights holders will be entitled to receive upon exercise of a preferred stock purchase right, the number of shares of common stock that, at that time, have a market value equal to twice the purchase price of the right. The shares of preferred stock acquired upon exercise of a purchase right are not redeemable and are entitled to preferential quarterly dividends. They are also entitled to preferential rights in the event of liquidation. Finally, if any business combination occurs in which our common shares are exchanged for shares of another company, each preferred share will be entitled to receive 100 times the amount received per common share of the company.

        If we are acquired in a business combination, the purchase rights holders will be entitled to acquire, for the purchase price, the number of shares of common stock of the acquiring corporation that, at the time, have a market value equal to twice the purchase price of the right. Our board has the right to redeem the purchase rights in certain circumstances for $0.001 per share, subject to adjustment.

        The rights plan is designed to protect our stockholders in the event of unsolicited offers to acquire us and other coercive takeover tactics, which, in the board's opinion, would impair its ability to represent our stockholders' interests. The rights plan may make an unsolicited takeover more difficult or less likely to occur or may prevent a takeover, even though a takeover may offer our stockholders the opportunity to sell their stock at a price above the prevailing market rate and may be favored by a majority of our stockholders.

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is American Stock Transfer and Trust. Its address is 59 Maiden Lane, Plaza Level, New York, New York 10038 and its telephone number is (718) 921-8124.

DESCRIPTION OF DEPOSITARY SHARES

        We may offer fractional shares of preferred stock rather than full shares of preferred stock, and, in that event, will issue receipts for depositary shares. Each of these depositary shares will represent a fraction, which will be set forth in the applicable prospectus supplement, of a share of the applicable series of preferred stock.

        The shares of any series of preferred stock underlying any depositary shares that we may sell under this prospectus will be deposited under a deposit agreement between us and a depositary selected by us. Subject to the terms of the deposit agreement, each holder of a depositary share will be entitled, in proportion to the applicable fraction of a share of the preferred stock underlying the depositary share, to all of the rights, preferences and privileges, and be subject to the qualifications and restrictions, of the preferred stock underlying that depositary share.

        The depositary shares will be evidenced by depositary receipts issued under a deposit agreement. Depositary receipts will be distributed to the holders of the depositary shares that are sold in the applicable offering. A form of deposit agreement, including a form of depositary receipt, has been filed as an exhibit to the registration statement of which this prospectus is a part, and supplements to those forms containing other terms of any depositary shares that we sell under this prospectus will be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC. The following description of the material terms of the deposit agreement, the depositary shares and the depositary receipts is only a summary. We urge you to read the prospectus supplements relating to any depositary shares that are sold under this prospectus, as well as the complete deposit agreement and depositary receipt.

        Form.    Pending the preparation of definitive depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to the definitive depositary receipts but not in definitive form. These temporary depositary receipts entitle their holders to all of the rights of definitive depositary receipts. Temporary depositary receipts will then be exchangeable for definitive depositary receipts at our expense.

        Dividends and Other Distributions.    The depositary will distribute all cash dividends or other cash distributions received with respect to the underlying preferred stock to the record holders of depositary shares in proportion to the number of depositary shares owned by those holders.

        If there is a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares in proportion to the number of depositary shares owned by those holders, unless the depositary determines that it is not feasible to do so. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to those holders in proportion to the number of depositary shares owned by them.

        Withdrawal of Underlying Preferred Stock.    Except as otherwise provided in a prospectus supplement, holders may surrender depositary receipts at the principal office of the depositary and, upon payment of any unpaid amount due to the depositary, be entitled to receive the number of whole shares of underlying preferred stock and all money and other property represented by the related depositary shares. We will not issue any partial shares of preferred stock. If the holder delivers depositary receipts evidencing a number of depositary shares that represent more than a whole number of shares of preferred stock, the depositary will issue a new depositary receipt evidencing the excess number of depositary shares to the holder.

        Redemption of Depositary Shares.    If the preferred stock underlying any depositary shares we may sell under this prospectus is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from any such redemption, in whole or in part, of that underlying preferred stock. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the underlying preferred stock. Whenever we redeem shares of underlying preferred stock that are held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the shares of underlying preferred stock so redeemed. If fewer than all of the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or proportionately, as may be determined by the depositary.

        Voting.    Upon receipt of notice of any meeting at which holders of the preferred stock underlying any depositary shares that we may sell under this prospectus are entitled to vote, the depositary will mail the information contained in the notice to the record holders of the depositary shares. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the underlying preferred stock, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the underlying preferred stock represented by the holder's depositary shares. The depositary will then try, as far as practicable, to vote the number of shares of preferred stock underlying those depositary shares in accordance with those instructions, and we will agree to take all reasonable actions which may be deemed necessary by the depositary to enable the depositary to do so. The depositary will not vote the underlying preferred stock to the extent it does not receive specific instructions with respect to the depositary shares representing such preferred stock.

        Conversion of Preferred Stock.    If the prospectus supplement relating to any depositary shares that we may sell under this prospectus states that the underlying preferred stock is convertible into our common stock or other securities, the following will apply. The depositary shares, as such, will not be convertible into any of our securities. Rather, any holder of the depositary shares may surrender the related depositary receipts to the depositary with written instructions to instruct us to cause conversion of the preferred stock represented by the depositary shares into or for whole shares of our common stock or other securities, as applicable. Upon receipt of those instructions and any amounts payable by the holder in connection with the conversion, we will cause the conversion using the same procedures as those provided for conversion of the underlying preferred stock. If only some of a holder's depositary shares are converted, a new depositary receipt or receipts will be issued to the holder for any depositary shares not converted.

        Amendment and Termination of the Deposit Agreement.    The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary shares will not be effective until 90 days after notice of that amendment has been given to the holders. Each holder of depositary shares at the time any amendment becomes effective shall be deemed to consent and agree to that amendment and to be bound by the deposit agreement as so amended. The deposit agreement may be terminated by us or by the depositary only if all outstanding depositary shares have been redeemed or converted into any other securities into which the underlying preferred stock is convertible or there has been a final distribution, including to holders of depositary receipts, of the underlying preferred stock in connection with our liquidation, dissolution or winding up.

        Charges of Depositary.    We will pay all charges of the depositary, except for taxes and governmental charges and other charges as are expressly provided for in the deposit agreement to be for the account of the holders of depositary shares or persons other than ourselves who may deposit any underlying preferred stock with the depositary.

        Reports.    The depositary will forward to holders of depositary receipts all notices and reports from us that we deliver to the depositary and that we are required to furnish to the holders of the underlying preferred stock.

        Limitation on Liability.    Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our respective obligations under the deposit agreement. Our obligations and those of the depositary will be limited to performance of our respective duties under the deposit agreement without, in our case, negligence or bad faith or, in the case of the depositary, negligence or willful misconduct. We and the depositary may rely upon advice of counsel or accountants, or upon information provided by persons presenting the underlying preferred stock for deposit, holders of depositary receipts or other persons believed by us in good faith to be competent and on documents believed to be genuine.

        Resignation and Removal of Depositary.    The depositary may resign at any time by delivering notice to us of its election to resign. We may remove the depositary at any time. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

DESCRIPTION OF DEBT SECURITIES

        The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will generally apply to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below.

        We will issue the senior notes under the senior indenture which we will enter into with the trustee named in the senior indenture. We will issue the subordinated notes under the subordinated indenture which we will enter into with the trustee named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement of which this prospectus is a part. We use the term "indentures" to refer to both the senior indenture and the subordinated indenture.

        The indentures will be qualified under the Trust Indenture Act of 1939. We use the term "debenture trustee" to refer to either the senior trustee or the subordinated trustee, as applicable.

        The following summaries of material provisions of the senior notes, the subordinated notes and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements related to the debt securities that we sell under this prospectus, as well as the complete indentures that contain the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

        We will describe in the applicable prospectus supplement the terms relating to a series of debt securities, including:

  •
  the title;

  •
  the principal amount being offered, and, if a series, the total amount authorized and the total amount outstanding;

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  any limit on the amount that may be issued;

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  whether or not we will issue the series of debt securities in global form and, if so, the terms and who the depositary will be;

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  the maturity date;

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  the principal amount due at maturity, and whether the debt securities will be issued with any original issue discount;

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  whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

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  the annual interest rate, which may be fixed or variable, or the method for determining the rate, the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

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  whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

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  the terms of the subordination of any series of subordinated debt;

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  the place where payments will be payable;

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  restrictions on transfer, sale or other assignment, if any;

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  our right, if any, to defer payment of interest and the maximum length of any such deferral period;

  •
  the date, if any, after which, the conditions upon which, and the price at which we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions, and any other applicable terms of those redemption provisions;

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  provisions for a sinking fund, purchase or other analogous fund, if any;

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  the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder's option to purchase, the series of debt securities;

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  whether the indenture will restrict our ability and/or the ability of our subsidiaries to:

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  incur additional indebtedness;

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  issue additional securities;

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  create liens;

  •
  pay dividends and make distributions in respect of our capital stock and the capital stock of our subsidiaries;

  •
  redeem capital stock;

  •
  place restrictions on our subsidiaries' ability to pay dividends, make distributions or transfer assets;

  •
  make investments or other restricted payments;

  •
  sell or otherwise dispose of assets;

  •
  enter into sale-leaseback transactions;

  •
  engage in transactions with stockholders and affiliates;

  •
  issue or sell stock of our subsidiaries; or

  •
  effect a consolidation or merger;

  •
  whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

  •
  a discussion of any material or special United States federal income tax considerations applicable to the debt securities;

  •
  information describing any book-entry features;

  •
  the procedures for any auction and remarketing, if any;

  •
  the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

  •
  if other than dollars, the currency in which the series of debt securities will be denominated; and

  •
  any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any events of default that are in addition to those described in this prospectus or any covenants provided with respect to the debt securities that are in addition to those described above, and any terms which may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

Conversion or Exchange Rights

        We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for common stock or other securities of ours or a third party, including the conversion or exchange rate, as applicable, or how it will be calculated, and the applicable conversion or exchange period. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of our securities or the securities of a third party that the holders of the series of debt securities receive upon conversion or exchange would, under the circumstances described in those provisions, be subject to adjustment, or pursuant to which those holders would, under those circumstances, receive other property upon conversion or exchange, for example in the event of our merger or consolidation with another entity.

Consolidation, Merger or Sale

        The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part do not contain any covenant which restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor of ours or acquiror of such assets must assume all of our obligations under the indentures and the debt securities.

        If the debt securities are convertible for our other securities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities which the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Indenture

        The following are events of default under the indentures with respect to any series of debt securities that we may issue:

  •
  if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended or deferred;

  •
  if we fail to pay the principal, or premium, if any, when due and payable and the time for payment has not been extended or delayed;

  •
  if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the debenture trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

  •
  if specified events of bankruptcy, insolvency or reorganization occur.

        If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the debenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the debenture trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the debenture trustee or any holder.

        The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture.

        Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

  •
  the direction so given by the holder is not in conflict with any law or the applicable indenture; and

  •
  subject to its duties under the Trust Indenture Act of 1939, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

        A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

  •
  the holder has given written notice to the debenture trustee of a continuing event of default with respect to that series;

  •
  the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee to institute the proceeding as trustee; and

  •
  the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

        These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

        We will periodically file statements with the debenture trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

        We and the debenture trustee may change an indenture without the consent of any holders with respect to specific matters, including:

  •
  to fix any ambiguity, defect or inconsistency in the indenture;

  •
  to comply with the provisions described above under "Consolidation, Merger or Sale";

  •
  to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act of 1939;

  •
  to evidence and provide for the acceptance of appointment hereunder by a successor trustee;

  •
  to provide for uncertificated debt securities and to make all appropriate changes for such purpose;

  •
  to add to, delete from, or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issuance, authorization and delivery of debt securities of any series;

  •
  to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default, or to surrender any of our rights or powers under the indenture; or

  •
  to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

        In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the debenture trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

  •
  extending the fixed maturity of the series of debt securities;

  •
  reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any debt securities; or

  •
  reducing the percentage of debt securities, the holders of which are required to consent to any supplemental indenture.

Discharge

        Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:

  •
  register the transfer or exchange of debt securities of the series;

  •
  replace stolen, lost or mutilated debt securities of the series;

  •
  maintain paying agencies;

  •
  hold monies for payment in trust;

  •
  recover excess money held by the debenture trustee;

  •
  compensate and indemnify the debenture trustee; and

  •
  appoint any successor trustee.

        In order to exercise our rights to be discharged, we must deposit with the debenture trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

        We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series. See "Legal Ownership of Securities" for a further description of the terms relating to any book-entry securities.

        At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

        Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

        We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

        If we elect to redeem the debt securities of any series, we will not be required to:

  •
  issue, register the transfer of, or exchange any debt securities of any series being redeemed in part during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

  •
  register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee

        The debenture trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

        Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

        We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that, unless we otherwise indicate in the applicable prospectus supplement, we may make interest payments by check which we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in a prospectus supplement, we will designate an office or agency of the debenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

        All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

        The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

Subordination of Subordinated Debt Securities

        The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part do not limit the amount of indebtedness which we may incur, including senior indebtedness or subordinated indebtedness, and do not limit us from issuing any other debt, including secured debt or unsecured debt.

DESCRIPTION OF WARRANTS

        The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which consist of warrants to purchase common stock, preferred stock, depositary shares and/or debt securities in one or more series. Warrants may be offered independently or together with common stock, preferred stock, depositary shares and/or debt securities offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future warrants we may offer under this prospectus, we will describe the particular terms of any warrants that we may offer in more detail in the applicable prospectus supplement. The terms of any warrants we offer under a prospectus supplement may differ from the terms we describe below.

        We will issue the warrants under a warrant agreement which we will enter into with a warrant agent to be selected by us. We have filed forms of the warrant agreements and the related warrant certificates for each type of warrant we may offer under this prospectus as exhibits to the registration statement of which this prospectus is a part. We use the term "warrant agreement" to refer to any of these warrant agreements. We use the term "warrant agent" to refer to the warrant agent under any of these warrant agreements. The warrant agent will act solely as an agent of ours in connection with the warrants and will not act as an agent for the holders or beneficial owners of the warrants.

        The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement applicable to a particular series of warrants. We urge you to read the applicable prospectus supplements related to the warrants that we sell under this prospectus, as well as the complete warrant agreements that contain the terms of the warrants.

General

        We will describe in the applicable prospectus supplement the terms relating to a series of warrants. If warrants for the purchase of debt securities are offered, the prospectus supplement will describe the following terms, to the extent applicable:

  •
  the offering price and the aggregate number of warrants offered;

  •
  the currencies in which the warrants are being offered;

  •
  the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities that can be purchased if a holder exercises a warrant;

  •
  the designation and terms of any series of debt securities with which the warrants are being offered and the number of warrants offered with each such debt security;

  •
  the date on and after which the holder of the warrants can transfer them separately from the related series of debt securities;

  •
  the principal amount of the series of debt securities that can be purchased if a holder exercises a warrant and the price at which and currencies in which such principal amount may be purchased upon exercise;

  •
  the terms of any rights to redeem or call the warrants;

  •
  the date on which the right to exercise the warrants begins and the date on which such right expires;

  •
  federal income tax consequences of holding or exercising the warrants; and

  •
  any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

        Warrants for the purchase of debt securities will be in registered form only.

        If warrants for the purchase of common stock, preferred stock or depositary shares are offered, the prospectus supplement will describe the following terms, to the extent applicable:

  •
  the offering price and the aggregate number of warrants offered;

  •
  the total number of shares that can be purchased if a holder of the warrants exercises them and, in the case of warrants for preferred stock or depositary shares, the designation, total number and terms of the series of preferred stock that can be purchased upon exercise or that are underlying the depositary shares that can be purchased upon exercise;

  •
  the designation and terms of any series of preferred stock or depositary shares with which the warrants are being offered and the number of warrants being offered with each share of common stock, preferred stock or depositary share;

  •
  the date on and after which the holder of the warrants can transfer them separately from the related common stock or series of preferred stock or depositary shares;

  •
  the number of shares of common stock or preferred stock or depositary shares that can be purchased if a holder exercises the warrant and the price at which such common stock, preferred stock or depositary shares may be purchased upon exercise, including, if applicable, any provisions for changes to or adjustments in the exercise price and in the securities or other property receivable upon exercise;

  •
  the terms of any rights to redeem or call, or accelerate the expiration of, the warrants;

  •
  the date on which the right to exercise the warrants begins and the date on which that right expires;

  •
  federal income tax consequences of holding or exercising the warrants; and

  •
  any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

        Warrants for the purchase of common stock, preferred stock or depositary shares will be in registered form only.

        A holder of warrant certificates may exchange them for new certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any of the rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase common stock, preferred stock or depositary shares are exercised, holders of the warrants will not have any rights of holders of the underlying common stock, preferred stock or depositary shares, including any rights to receive dividends or to exercise any voting rights, except to the extent set forth under "—Warrant Adjustments" below.

Exercise of Warrants

        Each holder of a warrant is entitled to purchase the principal amount of debt securities or number of shares of common stock, preferred stock or depositary shares, as the case may be, at the exercise price described in the applicable prospectus supplement. After the close of business on the day when the right to exercise terminates (or a later date if we extend the time for exercise), unexercised warrants will become void.

        A holder of warrants may exercise them by following the general procedure outlined below:

  •
  delivering to the warrant agent the payment required by the applicable prospectus supplement to purchase the underlying security;

  •
  properly completing and signing the reverse side of the warrant certificate representing the warrants; and

  •
  delivering the warrant certificate representing the warrants to the warrant agent within five business days of the warrant agent receiving payment of the exercise price.

        If you comply with the procedures described above, your warrants will be considered to have been exercised when the warrant agent receives payment of the exercise price, subject to the transfer books for the securities issuable upon exercise of the warrant not being closed on such date. After you have completed those procedures and subject to the foregoing, we will, as soon as practicable, issue and deliver to you the debt securities, common stock, preferred stock or depositary shares that you purchased upon exercise. If you exercise fewer than all of the warrants represented by a warrant certificate, a new warrant certificate will be issued to you for the unexercised amount of warrants. Holders of warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying securities in connection with the exercise of the warrants.

Amendments and Supplements to the Warrant Agreements

        We may amend or supplement a warrant agreement without the consent of the holders of the applicable warrants to cure ambiguities in the warrant agreement, to cure or correct a defective provision in the warrant agreement, or to provide for other matters under the warrant agreement that we and the warrant agent deem necessary or desirable, so long as, in each case, such amendments or supplements do not materially adversely affect the interests of the holders of the warrants.

Warrant Adjustments

        Unless the applicable prospectus supplement states otherwise, the exercise price of, and the number of securities covered by, a common stock warrant, preferred stock warrant or depositary share warrant will be adjusted proportionately if we subdivide or combine our common stock, preferred stock or depositary shares, as applicable. In addition, unless the prospectus supplement states otherwise, if we, without payment for:

  •
  issue capital stock or other securities convertible into or exchangeable for common stock or preferred stock, or any rights to subscribe for, purchase or otherwise acquire any of the foregoing, as a dividend or distribution to holders of our common stock or preferred stock;

  •
  pay any cash to holders of our common stock or preferred stock other than a cash dividend paid out of our current or retained earnings or other than in accordance with the terms of the preferred stock;

  •
  issue any evidence of our indebtedness or rights to subscribe for or purchase our indebtedness to holders of our common stock or preferred stock; or

  •
  issue common stock or preferred stock or additional stock or other securities or property to holders of our common stock or preferred stock by way of spinoff, split-up, reclassification, combination of shares or similar corporate rearrangement, then the holders of common stock warrants, preferred stock warrants and depositary share warrants, as applicable, will be entitled to receive upon exercise of the warrants, in addition to the securities otherwise receivable upon exercise of the warrants and without paying any additional consideration, the amount of stock and other securities and property such holders would have been entitled to receive had they held the common stock, preferred stock or depositary shares, as applicable, issuable under the warrants on the dates on which holders of those securities received or became entitled to receive such additional stock and other securities and property.

        Except as stated above, the exercise price and number of securities covered by a common stock warrant, preferred stock warrant and depositary share warrant, and the amounts of other securities or property to be received, if any, upon exercise of those warrants, will not be adjusted or provided for if we issue those securities or any securities convertible into or exchangeable for those securities, or securities carrying the right to purchase those securities or securities convertible into or exchangeable for those securities.

        Holders of common stock warrants, preferred stock warrants and depositary share warrants may have additional rights under the following circumstances:

  •
  certain reclassifications, capital reorganizations or changes of the common stock, preferred stock or depositary shares, as applicable;

  •
  certain share exchanges, mergers, or similar transactions involving us and which result in changes of the common stock, preferred stock or depositary shares, as applicable; or

  •
  certain sales or dispositions to another entity of all or substantially all of our property and assets.

        If one of the above transactions occurs and holders of our common stock, preferred stock or depositary shares are entitled to receive stock, securities or other property with respect to or in exchange for their securities, the holders of the common stock warrants, preferred stock warrants and depositary share warrants then outstanding, as applicable, will be entitled to receive upon exercise of their warrants the kind and amount of shares of stock and other securities or property that they would have received upon the applicable transaction if they had exercised their warrants immediately before the transaction.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

        The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the general features of the stock purchase contracts and stock purchase units that we may offer under this prospectus. While the features we have summarized below will generally apply to any future stock purchase contracts or stock purchase units we may offer under this prospectus, we will describe the particular terms of any stock purchase contracts or stock purchase units that we may offer in more detail in the applicable prospectus supplement.

        We will incorporate by reference into the registration statement of which this prospectus is a part the form of any stock purchase contract or stock purchase unit that we may offer under this prospectus before the sale of the related stock purchase contract or stock purchase unit. We urge you to read the applicable prospectus supplements related to the specific stock purchase contracts or stock purchase units being offered, as well as the complete instruments that contain the terms of the securities that are subject to those stock purchase contracts or stock purchase units. Certain of those instruments, or forms of those instruments, have been filed as exhibits to the registration statement of which this prospectus is a part, and supplements to those instruments or forms may be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC.

General

        We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to holders, a specified or varying number of shares of common stock, preferred stock or depositary shares at a future date. Alternatively, the stock purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specified or varying number of shares of common stock, preferred stock or depositary shares. The consideration per share of common stock, preferred stock or depositary share may be fixed at the time that the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. Any stock purchase contract may include anti-dilution provisions to adjust the number of shares issuable or to be delivered pursuant to such stock purchase contract upon the occurrence of certain events.

        The stock purchase contracts may be issued separately or as units, known as stock purchase units, consisting of a stock purchase contract and any combination of debt securities, common stock, other stock purchase contracts and debt obligations of third parties, including U.S. Treasury securities, in each case securing holders' obligations to purchase or to sell, as the case may be, common stock, preferred stock or depositary shares under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to holders of the stock purchase units, or vice versa, and such payments may be unsecured or prefunded and may be paid on a current or on a deferred basis. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner.

LEGAL OWNERSHIP OF SECURITIES

        We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee or depositary or warrant agent maintain for this purpose as the "holders" of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as "indirect holders" of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

        We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary's book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

        Only the person in whose name a security is registered is recognized as the holder of that security. Global securities will be registered in the name of the depositary. Consequently, for global securities, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

        As a result, investors in a global security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary's book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

        We may terminate a global security or issue securities that are not issued in global form. In these cases, investors may choose to hold their securities in their own names or in "street name." Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

        For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any such trustee or depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

        Our obligations, as well as the obligations of any applicable trustee or third party employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

        For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with its participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture, or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations For Indirect Holders

        If you hold securities through a bank, broker or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:

  •
  how it handles securities payments and notices;

  •
  whether it imposes fees or charges;

  •
  how it would handle a request for the holders' consent, if ever required;

  •
  whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

  •
  how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

  •
  if the securities are global securities, how the depositary's rules and procedures will affect these matters.

Global Securities

        A global security is a security which represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

        Each security issued in book-entry form will be represented by a global security that we issue to, deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all global securities issued under this prospectus.

        A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under "—Special Situations When a Global Security Will Be Terminated." As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

        If the prospectus supplement for a particular security indicates that the security will be issued as a global security, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations For Global Securities

        As an indirect holder, an investor's rights relating to a global security will be governed by the account rules of the investor's financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

        If securities are issued only as a global security, an investor should be aware of the following:

  •
  An investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

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  An investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

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  An investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

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  An investor may not be able to pledge his or her interest in the global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

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  The depositary's policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor's interest in the global security. We and any applicable trustee have no responsibility for any aspect of the depositary's actions or for its records of ownership interests in the global security. We and the trustee also do not supervise the depositary in any way;

  •
  The depositary may, and we understand that DTC will, require that those who purchase and sell interests in the global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

  •
  Financial institutions that participate in the depositary's book-entry system, and through which an investor holds its interest in the global security, may also have their own policies affecting payments, notices and other matters relating to the securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When A Global Security Will Be Terminated

        In a few special situations described below, a global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

        A global security will terminate when the following special situations occur:

  •
  if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

  •
  if we notify any applicable trustee that we wish to terminate that global security; or

  •
  if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

        The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

        We may sell the securities covered by this prospectus in any of three ways (or in any combination):

  •
  to or through underwriters or dealers;

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  directly to a limited number of purchasers or to a single purchaser; or

  •
  through agents.

        The prospectus supplement will set forth the terms of the offering of the securities covered by this prospectus, including:

  •
  the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

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  any over-allotment options under which underwriters may purchase additional securities from us;

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  any underwriting discounts or commissions or agency fees and other items constituting underwriters' or agents' compensation;

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  the initial public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

  •
  any securities exchanges or markets on which the securities may be listed.

        Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

        Underwriters may offer and sell the offered securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters' obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

        We may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

        We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

        Agents and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

        All securities we offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

        Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

LEGAL MATTERS

        The validity of the securities being offered hereby will be passed upon by Cooley Godward LLP, San Diego, California.

EXPERTS

        Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2002, as set forth in their report, which is incorporated by reference into this prospectus and elsewhere in the registration statement of which this prospectus is a part. Our consolidated financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the SEC's public reference room in Washington, D.C. by calling the SEC at 1-800-SEC-0330. The SEC allows us to "incorporate by reference" into this prospectus the information in documents we have filed or will file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this prospectus, to the extent that a statement contained in or omitted from this prospectus, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act until the offering of the securities offered by this prospectus is completed or terminated:

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  Our Annual Report on Form 10-K for the year ended December 31, 2002, which was filed on March 31, 2003;

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  Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2003, June 30, 2003, and September 30, 2003, which were filed on May 15, 2003, August 14, 2003, and November 13, 2003, respectively;

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  Our Current Reports on Form 8-K, which were filed on January 17, 2003, June 17, 2003, June 18, 2003, July 18, 2003, November 12, 2003 and November 25, 2003; and

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  The description of our common stock set forth in our registration statement on Form 8-A, which was filed on November 27, 1991, including any amendment or reports filed for the purpose of updating this information.

        You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

  Amylin Pharmaceuticals, Inc.
  9360 Towne Centre Drive, Suite 110
  San Diego, California 92121
  (858) 552-2200
  Attention: Investor Relations

        In addition, copies of our filings are available through our internet website at http://www.amylin.com as soon as reasonably practicable after we electronically file such material with the SEC.

        We have filed with the SEC a registration statement on Form S-3 under the Securities Act covering the securities described in this prospectus. This prospectus does not contain all of the information included in the registration statement, some of which is contained in exhibits included with or incorporated by reference into the registration statement. The registration statement, including the exhibits, can be read at the SEC web site or at the SEC office referred to above. Any statement made or incorporated by reference into this prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed or incorporated by reference any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement or the accompanying prospectus. You must not rely on any unauthorized information or representations. This prospectus supplement is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement and the accompanying prospectus is current only as of its date.

Prospectus Supplement

Prospectus Relating to
Registration Statment No. 333-75066

Summary of Our Business	A-1
Risk Factors	A-2
Forward-Looking Information	A-12
Use of Proceeds	A-13
Description of Capital Stock	A-14
Plan of Distribution	A-16
Legal Matters	A-17
Experts	A-17
Where You Can Find More Information	A-17

Prospectus Relating to
Registration Statment No. 333-111086

About This Prospectus	B-i
Summary	B-1
Risk Factors	B-6
Forward-Looking Information	B-20
Financial Ratios	B-21
Use of Proceeds	B-22
Description of Capital Stock	B-23
Description of Depositary Shares	B-26
Description of Debt Securities	B-29
Description of Warrants	B-36
Description of Stock Purchase Contracts and Stock Purchase Units	B-40
Legal Ownership of Securities	B-41
Plan of Distribution	B-45
Legal Matters	B-47
Experts	B-47
Where You Can Find Additional Information	B-47

5,068,138 Shares

Amylin Pharmaceuticals, Inc.

Common Stock

Goldman, Sachs & Co.

QuickLinks

PROSPECTUS SUPPLEMENT SUMMARY
THE OFFERING
RISK FACTORS
FORWARD-LOOKING INFORMATION
USE OF PROCEEDS
DILUTION
UNDERWRITING
Paid by the Company
LEGAL MATTERS
EXPERTS

SUMMARY OF OUR BUSINESS
RISK FACTORS
FORWARD-LOOKING INFORMATION
USE OF PROCEEDS
DESCRIPTION OF CAPITAL STOCK
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION

ABOUT THIS PROSPECTUS
SUMMARY
The Securities We May Offer
Financial Ratios
RISK FACTORS
Risks Related to Amylin
Risks Related to the Offered Securities
FORWARD-LOOKING INFORMATION
FINANCIAL RATIOS
USE OF PROCEEDS
DESCRIPTION OF CAPITAL STOCK
DESCRIPTION OF DEPOSITARY SHARES
DESCRIPTION OF DEBT SECURITIES
DESCRIPTION OF WARRANTS
DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS
LEGAL OWNERSHIP OF SECURITIES
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND ADDITIONAL INFORMATION